As filed with the Securities and Exchange Commission on July 14, 2004
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        EPICUS COMMUNICATIONS GROUP, INC.
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)

      FLORIDA                    (2856)                       59-2564162
   --------------        ---------------------------    ----------------------
   (State or Other      (Primary Standard Industrial      (I.R.S. Employer
   Jurisdiction of       Classification Code Number)    Identification Number)
   Incorporation or
     Organization)
                               1750 OSCEOLA DRIVE
                         WEST PALM BEACH, FLORIDA 33409
                                 (561) 688-0440
          (Address and telephone number of principal executive office)
          ------------------------------------------------------------

                                 GERARD HARYMAN
                               1750 OSCEOLA DRIVE
                         WEST PALM BEACH, FLORIDA 33409
                                 (561) 688-0440
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                 with copies to:

                             JEFFREY A. RINDE, ESQ.
                               BONDY & SCHLOSS LLP
                                60 E.42ND STREET
                               NEW YORK, NY 10165
                                 (212) 661-3535
                          ----------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum   Proposed maximum
Title of each class of securities     Amount to be      offering price        aggregate         Amount of
         to be registered            Registered (1)     per share (2)      offering price     registration
-------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 (3)   1,222,222,222          $.009            $10,999,999         $1,393.70
-------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 (4)       6,600,000          $0.03            $   198,000         $   25.00
-------------------------------------------------------------------------------------------------------------

          Total                      1,228,822,222                           $11,197,999         $1,418.78
-------------------------------------------------------------------------------------------------------------

(1) The number of shares of common stock registered hereunder includes (a) shares issuable to the selling stockholders upon conversion of the notes held by the selling stockholders; (b) shares issuable upon exercise of the warrants held by the selling stockholders; (c) shares issuable to the selling shareholders upon conversion of notes to be issued to the selling shareholders; and d) shares issuable upon exercise of the warrants to be issued to the selling stockholders. The number of shares being registered is based upon an exercise price of $0.03 per share for the warrants and a conversion price of $0.0054 per share for the notes (or 60% of the market price of $0.009 per share on July 9, 2004). In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the notes and related warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended. (2) Calculated pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Registrant's common stock as reported by the Over the Counter Bulletin Board on July 09, 2004, in the case of common stock held directly by selling stockholders, and based upon the estimated exercise/conversion price of warrants or debentures for common stock underlying such securities. (3) Represents 200% of the shares of common stock issuable upon conversion of all convertible notes. (4) Represents 200 % of the shares of common stock issuable upon exercise of all warrants.

--------------------------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED July 14, 2004

                                   PROSPECTUS

                        EPICUS COMMUNICATIONS GROUP, INC.

              1,228,822,222 Shares offered by Selling Shareholders

                                 ---------------

     The Selling Stockholders of Epicus Communications Group, Inc. ("Epicus Communications") listed on page 41, are offering up to 1,228,822,222 shares of our common stock under this Prospectus. The number of shares that the Selling Stockholders may sell include (i) shares of common stock that they will receive if they convert their Callable Secured Convertible Notes of Epicus Communications ("Convertible Notes") and (ii) shares of common stock they will receive if they exercise common stock purchase warrants ("Warrants") for the purchase of shares of common stock. We are registering the re-sale of the shares of common stock which will be issued upon the conversion of the Convertible Notes and upon the exercise of the Warrants.

     The Selling Stockholders may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares by the Selling Stockholders. We are registering the re-sale of shares that are issuable upon conversion of Convertible Notes and shares issuable upon the exercise of the Warrants. We will receive approximately $99,000 if all of the Warrants issued to the selling stockholders are exercised for cash.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "EPUC.OB" On July 9, 2004, the last reported sales price of our common stock on the OTC Bulletin Board was $0.009 per share.

                                 ---------------

           YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING
                          ON PAGE 7 OF THIS PROSPECTUS.

                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

                     The date of this prospectus is       , 2004.

                        ---------------------------------

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IN NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Forward-Looking Statements..........................................  3
Prospectus Summary..................................................  4
Risk Factors........................................................  7
Use of Proceeds.....................................................  15
Market for Common Stock and Dividend Policy.........................  15
Management's Discussion and Analysis of Financial
  Condition and Results of Operations...............................  17
Business............................................................  26
Management..........................................................  35
Executive Compensation..............................................  36
Principal Stockholders..............................................  38
Description of Securities...........................................  39
Selling Stockholders................................................  41
Plan of Distribution................................................  44
Certain Relationships and Related Transactions......................  45
Index to Financial Statements.......................................  F-1

--------------------------------------------------------------------------------

You should rely only on information contained in this document or to which we have referred you. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.
--------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

         We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. This prospectus contains statements that constitute "forward-looking statements." These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "plans," "may," "will," or similar terms. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief, or current expectations with respect to many things. Some of these things are:

         o trends affecting our financial condition or results of operations for our limited history;

         o        our business and growth strategies;

         o        our technology; and

         o        our financing plans.

         We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors. Some factors that could adversely affect actual results and performance include:

         o        our limited operating history;

         o        our lack of sales to date;

         o        our future requirements for additional capital funding;

         o the failure of our technology and products to perform as specified;

         o        the enactment of new adverse government regulations; and

         o        the development of better technology and products by others.

     You should carefully consider and evaluate all of these factors. In addition, we do not undertake to update forward-looking statements after we file this report with the SEC, even if new information, future events, or other circumstances have made them incorrect or misleading.

                               PROSPECTUS SUMMARY


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. WE URGE YOU TO READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" ON PAGE __ AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS.

         REFERENCES IN THIS PROSPECTUS TO "EPICUS COMMUNICATIONS", "WE," "US," AND "OUR" REFER TO EPICUS COMMUNICATIONS GROUP, INC. AND ITS SUBSIDIARIES.

                        EPICUS COMMUNICATIONS GROUP, INC.

THE COMPANY

         Our primary and currently only active subsidiary, Epicus, Inc. is a multi-service telecommunications company with approximately 22,000 active accounts in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996, which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states. We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in virtually all of the other 48 states in which we are certified.

         The Best.Net had over 2,500 Internet subscribers, most of which were obtained by offering their service at a large discount. On July 27, 2001 in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into Epicus, and it became a discontinued operation. Although it has ceased to operate the Best.Net, Moye & Associates, Inc., will remain our property until a decision is made as to its future.

         During the year ending May 31, 2002 we reported revenues of $ 6,029,792 and a net loss of $5,246,444 compared to revenues of $3,671,015 and a net loss of $5,507,198 for the same period in the preceding year. These revenues resulted from telecommunication service sales generated by Epicus, and miscellaneous revenue.

         Our auditors have stated in their report that our insufficient working capital and need for financing raise substantial concern about our ability to continue as a going concern. As of February 28, 2003, we have an accumulated deficit of approximately $21 million and a history of substantial operating losses, net losses and negative cash flow.

         Our principal executive offices are located at 1750 Osceola Drive, West Palm Beach, Florida 33409 and our telephone number is (561) 688-0440.

                                  THE OFFERING


Common Stock Offered by the Company             None


Common Stock Outstanding Prior to this          296,391,134 shares
   Offering

Common Stock Offered by the Selling             1,228,822,222 shares, including
   Stockholders                                 (i) up to 1,222,222,222 shares
                                                issuable to the selling
                                                stockholders upon the
                                                conversion of shares of
                                                Convertible Notes and (ii)
                                                up to 6,600,000 shares
                                                issuable to the selling
                                                stockholders upon the
                                                exercise of warrants
                                                issued to the selling
                                                stockholders.

                                                The sale of approximately
                                                725,000,000 of the 1,228,822,222
                                                shares is subject to the
                                                stockholders approving an
                                                increase in the number of
                                                authorized shares of the
                                                Company. You can read under the
                                                caption "Description of
                                                Securities" for a description of
                                                authorized shares. Until such
                                                time, if any, as the
                                                stockholders approve an increase
                                                in the number of authorized
                                                shares, this offering will be
                                                limited to approximately
                                                500,500,000 shares, including
                                                shares available to the Selling
                                                Stockholders pursuant to the
                                                Convertible Notes and Warrants.

                             SUMMARY FINANCIAL DATA

         The summary financial data set forth below with respect to our consolidated statements of operations and cash flows for the three and nine month periods ended February 29, 2004 and February 28, 2003 and each of the two fiscal years in the period ended May 31, 2003 and with respect to the consolidated balance sheets as at February 29, 2004, and at May 31, 2002 and 2003, are derived from, and should be read in conjunction with, our audited and unaudited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                      THREE MONTHS ENDED FEBRUARY 28,     YEARS ENDED MAY 31,
                                      -------------------------------     -------------------
                                           2004            2003             2003       2002

OPERATIONS DATA
Selling, general and administrative      2,231,382       1,383,070        5,805,989  4,264,277

Interest and financing costs               (75,516)       (207,539)        (415,691)  (414,807)

Depreciation of property and equipment      28,884           6,164          105,023    197,620

Other expenses, net                            191             915           27,524    (78,627)

Loss on disposition of fixed assets             --         (33,962)              --     20,913
                                         ---------       ---------        ---------  ---------
Net loss                                  (588,412)         10,645       (1,630,372)(5,246,444)


                                                    NINE MONTHS ENDED
                                                       FEBRUARY 28,            YEARS ENDED MAY 31,
                                                 -----------------------     -----------------------
                                                   2004            2003        2003           2002
                                                 -----------------------     -----------------------

CASH FLOWS DATA
Net cash from (used in) operations               (883,412)        238,283    (162,594)     (1,103,125)

Net cash from (used in) investing activities      171,724         (41,977)    (68,332)        (50,688)

Net cash (used in) financing activities           718,738        (177,861)    (29,921)      1,096,098
                                                 --------        --------    --------      ----------

Net increase (decrease) in cash and equivalents     7,050          18,445      64,341         (57,715)



                                              AT FEBRUARY 29,                      AT MAY 31,
                                              ---------------               -----------------------
                                                   2004                     2003               2002
                                              ---------------            ----------         ----------
BALANCE SHEET DATA
Cash and cash equivalents                          72,241                    65,191                850

Total current assets                            6,196,290                 3,085,078          1,369,510

Property and equipment                            606,505                   574,833            562,355

Total assets                                    6,963,272                 3,838,694          2,138,426

Total current liabilities                      14,197,702                10,441,296          7,616,436

Stockholders' equity (deficiency)               (8,519316)               (8,125,338)         2,138,426

                                  RISK FACTORS

         THERE ARE MANY RISKS THAT MAY AFFECT YOUR INVESTMENT IN OUR COMMON STOCK, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION. IF ANY OF THESE OR OTHER RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS, AS WELL AS THE TRADING PRICE OR VALUE OF OUR SECURITIES COULD BE MATERIALLY ADVERSELY AFFECTED AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS

OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         Our independent auditors have issued their report dated August 21, 2003 on our consolidated financial statements as of May 31, 2003, which includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited by the independent auditors as raising substantial doubt as to our ability to continue as a going concern are the following: we have accumulated losses of approximately $23,000,000 as of May 31, 2003, have insufficient working capital and will continue to incur selling, general and administrative expenses. Additionally, realization of certain assets is dependent upon our ability to meet our future financing requirements, the success of future operations and our continued funding by our CEO and the sale of common stock. These conditions raise substantial doubt about our ability continue as a going concern.

         Until the fiscal year 2003, we have had a history of operating losses and may again incur operating losses.

         We incurred a net loss of $(1,630,372) for the year ended May 31, 2003 as compared with a net loss of $(5,246,444) for the year ended May 31, 2002.

         During the Company's nine month period ended February 29, 2004, the Company incurred a consolidated net loss of approximately $(1,511,163) compared to a consolidated net income of $249,879 for the comparable nine month period for the preceding year.

         At February 29, 2004, we had total assets of approximately $6,963,272 compared to total assets of $3,838,694 at May 31, 2003. This represents an increase of approximately $3,125,000 related to the increase in accounts receivable due to increased sales in our primary operating subsidiary, Epicus as offset by the recognition of a permanent impairment adjustment to goodwill and other intangible assets in the fourth quarter of Fiscal 2002 (year ended May 31, 2002).

         To assist us in our cash flow requirements as we may determine, depending upon the prevailing share price of our stock, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us.

         Based upon our present liquid resources, our present operating expenses, and the commitment of our executive officers to continue to defer most or all of their salaries, and if no new revenues are generated from operations or other sources, it is our belief that we will be able to continue to operate, but that future growth, if any would be substantially decreased. However, in the near term, we anticipate continued operating revenue increases and growth as a result of the business developments by Epicus. To the extent that additional funds are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.

         WE MAY REQUIRE ADDITIONAL CAPITAL TO PROCEED WITH OUR LONG-TERM BUSINESS PLAN. IF WE ARE UNABLE TO OBTAIN SUCH CAPITAL IN FUTURE YEARS, WE MAY BE UNABLE TO PROCEED WITH OUR LONG-TERM BUSINESS PLAN AND WE MAY BE FORCED TO LIMIT OR CURTAIL OUR FUTURE OPERATIONS.

         We may require additional working capital to proceed with our long-term business plan. For a discussion of our capital requirements, see "Management's Discussion and Analysis or Plan of Operation-Plan of Operations." If we are unable to raise additional financing should it become necessary to do so, we may be unable to grow or to implement our long-term business plan and, in fact, we may be forced to limit or curtail our future operations.

         OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, AND MAY FLUCTUATE SIGNIFICANTLY.

         Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors which may cause operating results to fluctuate significantly include the following:

         o new technology or products introduced by us or by our competitors;

         o our success in marketing and market acceptance of our products and services by our existing customers and by new customers;

         o a decrease in the level of spending for telecommunications related products and services by our existing and potential customers; and

         o general economic conditions, as well as economic conditions specific to users of our products and technology.

         Our operating results may be volatile and difficult to predict. As such, future operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly.

         OUR FAILURE TO ATTRACT AND RETAIN A SIGNIFICANT NUMBER OF QUALIFIED PERSONNEL MAY PREVENT US FROM ACHIEVING OUR GOALS.

            In order to implement our stated strategy and achieve our goals, we will need to attract and retain a significant number of qualified management, marketing, engineering, programming, sales and technical personnel. We cannot be sure that we will be able to attract or retain qualified personnel. The loss of the services of qualified personnel, or the inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our business, financial condition and results of operations. We do not currently have "key man" life insurance on any of our officers or directors but we are in the process of obtaining this insurance.

         IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE.

         The telecommunications industry is characterized by:

         o        rapid technological change,
         o        frequent new service introductions,
         o        intense competition on pricing, and
         o        evolving industry standards.

         Our inability to anticipate these changes and to respond quickly by offering services that meet or compete with these evolving standards could negatively affect our chances for success. There can be no assurance that we will have sufficient resources to make the necessary investments or to introduce new services that would satisfy an expanded range of customer needs. Any failure by us to obtain new technology could cause us to lose customers and market share and could hamper our ability to attract new customers.

         COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY IS INTENSE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

         The telecommunications industry is highly competitive. Major participants in the industry regularly introduce new services and marketing activities. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. We compete against numerous telecommunications companies that offer essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do. Our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors.

         The major carriers have targeted price plans at residential customers with significantly simplified rate structures and with bundles of wireless services and local services with long distance, which may lower overall long distance prices. Competition is fierce for the small to medium-sized businesses that we serve. Additional pricing pressure may also come from the introduction of new technologies, such as internet telephony, which seek to provide voice communications at a cost below that of traditional circuit-switched long distance service. Reductions in prices charged by competitors may have a material adverse effect on us. In addition, the ability of competitors to develop online billing and information systems that are comparable to our systems may have a material adverse effect on our business.

         Consolidation and alliances across geographic regions and in the long distance market and across industry segments may also intensify competition from significantly larger, well-capitalized carriers.

         There can be no assurance that we will be able to compete successfully.

         CUSTOMER ATTRITION COULD HARM OUR FINANCIAL PERFORMANCE.

         Purchasers of our long distance services are not obligated to purchase any minimum amount of our services, and can stop using our service at any time and without penalty. Our customers may not continue to buy their long distance telephone service through us or through independent carriers and marketing companies that purchase services from us. If a significant portion of our customers were to decide to purchase long distance service from other long distance service providers, our operating results could be harmed. A high level of customer attrition is common in the long distance industry, and our financial results are affected by this attrition. Attrition is attributable to a variety of factors, including our termination of customers for nonpayment and the initiatives of existing and new competitors who, to attract new customers, may implement national advertising campaigns, utilize telemarketing programs, and provide cash payments and other forms of incentives.

         AN ADVERSE CHANGE IN OUR RELATIONSHIPS WITH THIRD PARTY CARRIERS COULD HARM OUR BUSINESS.

         We obtain services from various long distance and local carriers of telecommunications services for their own network services and their reselling operations. If carriers choose not to enter into agreements with us, terminate existing contracts with us, reduce the level or type of telecommunication services they offer, or refuse to negotiate cost reductions to meet competitive prices, it could have a material adverse effect on our financial condition and results of operations.

         OUR COMPANY'S NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION COULD INCREASE OUR COSTS AND SLOW OUR GROWTH.

         The provision of telecommunications services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals, or the enactment of new adverse regulation or regulatory requirements, may slow our growth and have a material adverse effect upon our business.

         The FCC exercises jurisdiction over us with respect to interstate and international services. We must obtain, and have obtained, prior FCC authorization for the provision, including by resale, of international long distance services.

         State regulatory commissions exercise jurisdiction over us because we also provide intrastate services. We are authorized to provide intrastate telecommunications services in the states in which we are currently operational. We may be required to obtain additional state regulatory authorizations, if and when we seek to build our own network segments, or if and when we may provide new regulated intrastate telecommunications offerings not covered by its existing authorizations.

         Restrictions on the marketing of telecommunications services are becoming stricter in the wake of widespread consumer complaints throughout the industry about "slamming" -- the unauthorized conversion of a customer's preselected telecommunications carrier -- and "cramming" - the unauthorized provision of additional telecommunications services. The constraints of federal and state regulation, as well as increased FCC, FTC and state enforcement attention, could limit the scope and the success of our marketing efforts and subject us to enforcement action.

         DEREGULATION OF THE TELECOMMUNICATION BUSINESS INVOLVES UNCERTAINTIES, AND THE RESOLUTION OF THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS.

         The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the long distance industry. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on us and our operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. We cannot assure you that these changes will not have a material adverse effect upon our business.

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

         OUR COMMON STOCK PRICE MAY BE VOLATILE.

         The market prices of securities of telecommunication companies are extremely volatile and sometimes reach unsustainable levels that bear no relationship to the past or present operating performance of such companies. Factors that may contribute to the volatility of the trading price of our common stock include, among others:

         o        our quarterly results of operations;

         o the variance between our actual quarterly results of operations and predictions by stock analysts;

         o financial predictions and recommendations by stock analysts concerning telecommunication companies and companies competing in our market in general, and concerning us in particular;

         o public announcements of technical innovations relating to our business, new products or technology by us or our competitors, or acquisitions or strategic alliances by us or our competitors;

         o public reports concerning our products or technology or those of our competitors; and

         o the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us.

         In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of telecommunication companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock, regardless of our results of operations.

         THERE IS A LIMITED MARKET FOR OUR COMMON STOCK. IF A SUBSTANTIAL AND SUSTAINED MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

         Our common stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board. Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq Small Cap Market which could make our efforts to raise capital more difficult. In addition, the firms that make a market for our common stock could discontinue that role. OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

         o investors may have difficulty buying and selling or obtaining market quotations;

         o        market visibility for our common stock may be limited; and

         o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

         SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS, WARRANTS AND CONVERTIBLE NOTES OR UNDER ANTI-DILUTION PROVISIONS IN CERTAIN AGREEMENTS COULD DILUTE STOCK HOLDINGS AND ADVERSELY AFFECT OUR STOCK PRICE.

         We have issued convertible notes and warrants to acquire common stock, some of which are, or may in the future have, exercise prices at or below the market price of our stock. As of July 12, 2004, we have outstanding warrants to purchase a total of 1,100,000 shares of our common stock. These warrants have exercise prices above the recent market price of $0.009 per share. If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders.

         Our existing stock option plan has 17,250,000 shares remaining for issuance as of July 12, 2004. Future options issued under the plan may have further dilutive effects.

         The holders of our convertible notes have the option of converting into shares of our common stock at at a conversion price equal to the lower of (i) $0.10 per share and (ii) 60% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. Any such conversion would have a dilutive effect on stockholders. Issuance of shares pursuant to the exercise of options, warrants, convertible notes or anti-dilution provisions, could lead to subsequent sales of the shares in the public market, which could depress the market price of our stock by creating an excess in supply of shares for sale. Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

         A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

         As of July 9, 2004, we had outstanding 296,391,134 shares of common stock of which approximately 82,511,405 shares were "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933. These restricted shares are eligible for sale under Rule 144 at various times.

         As of July 9, 2004, $1,100,000 principal amount of secured convertible notes were issued and outstanding. The convertible notes are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If converted on July 9, 2004, the convertible notes would have been convertible into approximately 203,703,703 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock. Purchasers of common stock could therefore experience substantial dilution of their investment upon conversion of the convertible notes. The convertible notes are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144. Two hundred (200%) percent of the shares of common stock into which the convertible notes may be converted are being registered pursuant to this registration statement.

         As of July 9, 2004, warrants to purchase 1,100,000 shares of common stock issued to the purchasers of the convertible notes were outstanding. These warrants are exercisable over the next five years at an exercise price equal to $.03 per share, which price may be adjusted from time to tune under certain antidilution provisions. The shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

         As of July 9, 2004, 503,608,866 shares of common stock were reserved for issuance upon conversion of the convertible notes and exercise of the warrants issued in connection with the convertible notes.

         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of our common stock from 800,000,000 to 1,750,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the shares of common stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval within the next sixty days. In addition, if the increase in authorized shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in the best interest of the Company.

         WE DO NOT INTEND TO PAY DIVIDENDS IN THE NEAR FUTURE.

         Our board of directors determines whether to pay dividends on our issued and outstanding shares. The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. Our board does not intend to declare any dividends on our shares for the foreseeable future.

         OUR COMMON STOCK MAY BE DEEMED TO BE A "PENNY STOCK." AS A RESULT, TRADING OF OUR SHARES MAY BE SUBJECT TO SPECIAL REQUIREMENTS THAT COULD IMPEDE OUR STOCKHOLDERS' ABILITY TO RESELL THEIR SHARES.

         Our common stock is a "penny stock," as that term is defined in Rule 3a51-1 of the Securities and Exchange Act of 1934, because it is selling at a price below five dollars per share. In the future, if we are unable to list our common stock on NASDAQ, or a national securities exchange, or the per share sale price is not at least $5.00, our common stock may continue to be deemed to be a "penny stock." Penny stocks are stocks:

         o        with a price of less than five dollars per share;

         o        that are not traded on a recognized national exchange;

         o whose prices are not quoted on the NASDAQ automated quotation system; or

         o of issuers with net tangible assets less than (i) $2,000,000 if the issuer has been in continuous operation for at least three years; or (ii) $5,000,000 if in continuous operation for less than three years; or (iii) of issuers with average revenues of less than $6,000,000 for the last three years.

         Section 15(g) of the Exchange Act, and Rule 15g-2 of the Securities and Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 of the Securities and Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer:

         o to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

         o to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

         o to provide the investor with a written statement setting forth the basis on which the broker-dealer made the foregoing determination; and

         o to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them.


         OUR ARTICLES OF INCORPORATION CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

         Our articles of incorporation authorize our board of directors to issue preferred stock without stockholder approval. Provisions of our articles of incorporation, such as the provision allowing our board of directors to issue preferred stock with rights more favorable than our common stock, could make it more difficult for a third party to acquire control of us, even if that change of control might benefit our stockholders.

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, receive approximately $99,000 if all of the warrants issued to the selling stockholders are exercised for cash (based upon our stock price on July 9, 2004), and we intend to use any such proceeds for general corporate purposes.

                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

         Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol "EPUC.OB". During the past two years through July 12, 2004 there has been no established trading market for the shares of our common stock over an exchange, however the stock has been trading over-the-counter in small quantities. Currently there is only limited trading activity in our common stock and the quotations set forth below reflect such activity. There can be no assurance that quotations will not fluctuate greatly in the future in the event trading activity increases or decreases. The information contained in the following table was obtained from the NASD and from various broker-dealers and shows the range of representative bid prices for our common stock for the periods indicated. The prices represent quotations between dealers and do not include retail mark, mark-down or commission and do not necessarily represent actual transactions:

                                                                BID
                                                      ------------------------
                    QUARTER ENDING                    HIGH                LOW
                    ----------------------------------------------------------
                    2002
                    March 31                          .05                 .04

                    June 30                           .05                 .03

                    September 30                      .06                 .01

                    December 31                       .05                 .01

                    2003
                    March 31                          .03                 .01

                    June 30                           .13                 .02

                    September 30                      .12                 .05

                    December 31                       .07                 .03

                    2004
                    March 31                          .05                 .02

                    June 30                           .03                 .01

                    ----------------------------------------------------------

         On July 9, 2004, the closing price of our common stock was $0.009 per share.

         HOLDERS

         There were approximately 801 holders of record of our common stock as of July 12, 2004, inclusive of those brokerage firms and/or clearing houses holding our securities for their clientele, with each such brokerage house and/or clearing house being considered as one holder. The aggregate number of shares of common stock outstanding as of July 12, 2004 was 296,391,134 shares.

         DIVIDEND POLICY

         We have not paid or declared any dividends upon our common stock since inception and, by reason of our present financial status and our contemplated financial requirements, we do not contemplate or anticipate paying any dividends in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

CAUTION REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained in this quarterly filing, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

         Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; our ability to sustain, manage or forecast our growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

         Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

         We currently have only one operating subsidiary, Epicus, Inc. In general, our business plan is to enter into strategic relationships or, possibly, business combination transactions with unaffiliated companies that have developed or are developing innovative technologies, methodologies or products for the communication industry. We have also entered into marketing relationships with strategic partners that are designed to increase our customer base, and therefore the revenue streams of our subsidiaries.

         For each of the three month periods ended February 29, 2004 and November 30, 2003, respectively, EPICUS, Inc. (Epicus), our primary operating subsidiary, reported a separate company net profit as the result of continued reduced operating costs, while continuing to increase revenue via sales of the new products in its "Let Freedom Ring" services. Due to the nature of Epicus' customer base and other general economic conditions, Epicus recognized a charge to operations of approximately $740,000 and $750,000 for quantified bad debt exposures within its trade accounts receivable portfolio for each of the quarters ended February 29, 2004 and November 30, 2003, respectively. Exclusive of this non-cash charge for bad debt exposures, Epicus recognized a separate company net income of approximately $626,000 and $442,000 for the nine and three months ended February 29, 2004, respectively, as compared to a separate company net income of approximately $1,231,000 and $429,000 for the nine and three months ended February 28, 2003, respectively.

         Our operating subsidiary, Epicus, has experienced strong acceptance of the "Let Freedom Ring" service package to consumers. The following table reflects the quarterly revenues of the consolidated entity, principally all from Epicus, since the first quarter of Fiscal 2003:

                Quarter ended August 31, 2002          $1,686,900
                Quarter ended November 30, 2002        $2,547,800
                Quarter ended February 28, 2003        $3,210,500
                Quarter ended May 31, 2003             $2,954,300
                Quarter ended August 31, 2003          $5,180,600
                Quarter ended November 30, 2003        $5,852,800
                Quarter ended February 29, 2004        $6,906,208

         During the quarter ended February 29, 2004, members of senior management undertook an independent validation and verification of our product pricing models and representations made by certain members of the Epicus operating staff. As a result of this independent effort, senior management discovered critical errors in the Epicus pricing models for services provided to customers located in "Zone 3", an area furthest from our principal southeastern United States service area. It was discovered that these customers were being provided pricing at a substantial detriment to the Epicus finances. As a result of this effort, senior management, utilizing the defined protocols within the various states receiving services, notified these Epicus customers of authorized rate increases. While Epicus did lose approximately 1,000 customers as a result of this process, management has implemented a new pricing model to ensure that the revenues charged are in excess of the cost of services being provided. Further, senior management dismissed the Epicus chief information officer and director of marketing.

         Barring unforeseen developments, we fully expect Epicus to continue increasing its revenue and separate company profitability through the foreseeable future.

         During future periods, as circumstances and situations warrant, we will continue to pursue our efforts to add additional subsidiaries or become involved in attractive joint ventures, primarily in the telecommunications industry. We intend to continue our strategic acquisition activities to promote the products and the growth of Epicus as our primary subsidiary.

RESULTS OF OPERATIONS

         Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.) (Company or Epicus Group) operates as a holding company whose interests are currently only in the telecommunications industry; however, we may become involved in any venture which management believes would be in the best interest of the Company and its shareholders.

Years ending May 31, 2003 and May 31, 2002
------------------------------------------

         For the year ending May 31, 2003, the Company reported revenues of $10,412,586, with a gross profit of $4,370,190 with operating expenses of $5,883,333 and an operating loss of $(1,513,143) versus the year ending May 31, 2002 with revenues of $6,029,792 and a gross profit of $2,849,333 with operating expenses of $6,516,117 and an operating loss of $(3,666,784). These revenues were solely derived from telecommunication service sales generated by Epicus

Group's operating subsidiary, Epicus, Inc., as disclosed in the combined financial statement which is included in this filing.

         The year 2003's increase in gross profit was primarily attributable to an increase in revenue coupled with lower cost of sales resulting from more favorable pricing from several suppliers. The reduction in our net loss was primarily the result of the decrease in staffing of both sales and operational personnel. If we can maintain the current revenue growth and favorable profit ratios, we anticipate the net loss to be eliminated and to earn a net profit for the year ending May 31, 2004.

         Our current high profit ratio is a direct result of increased computerization of billing and provisioning, plus increased independent agent sales which are only commissioned, not salaried plus commission. Our "in house" sales staff has also been greatly reduced as more emphasis is placed on developing our independent agent sales network.

         During the year ended May 31, 2003, we incurred a net loss of $(1,630,372) compared to net losses of $(5,246,444) for the preceding year. A significant portion of our net loss for the year ended May 31, 2003, continue to be the result of paying down previously incurred long and short term debts and the debt service associated with those debts.

         Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain Epicus Group's offices, professional fees, including legal and accounting plus other expenses associated with being a reporting public company. We also incurred non-cash expenses associated with the issuance of 17,384,592 shares of stock to the holders of our convertible debenture.

         In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon the funds provided by non-interest bearing loans from our executive officers, directors and shareholders, and the sale of stock in prior periods under the terms and conditions of Regulation S of the Securities Act of 1933.

         We still continue to be dependent upon the willingness of our executive officers/directors and consultants to accept shares and/or defer compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.

         In Fiscal 2000, under the Bankruptcy "Plan of Reorganization", we purchased and acquired 100% of the common stock of Epicus, Inc., and as the "Reorganized Debtor" we operate Epicus, Inc.'s business. In addition to the payment of $570,000 ten days after the Plan of Reorganization was approved by the Court, a "Creditors Trust" was established for all "Allowed Unsecured Claims in excess of $1,000, into which we paid an initial deposit of $100,000 and are to continue to make semi-annual deposits of $100,000 each to a maximum of $500,000. In July of 2001 an agreement was made with the Creditors Committee to reduce the semi-annual payment to $50,000, on which the company is currently in arrears. There remains a balance due to the Creditors Trust of $350,000. For "Priority Claims" we agreed to pay a maximum of $300,000 over a 6 year period plus 8% simple interest with an initial deposit of $25,000. There is no structured payment amount scheduled for the priority claims. There is a balance remaining for Priority Claims of $275,000 plus interest of 8%. The total balance due on the purchase of Epicus is $625,000 plus applicable interest.

         DISCONTINUED OPERATIONS

         In addition to Epicus, we plan to continue to increase our presence in the telecommunications industry. With that plan in mind on August 8, 2000, we announced the purchase of Moye & Associates, Inc., of St. Simons, Georgia, the owner/operator of "The Best Net" an Internet Service Provider, Web Site Host and E-commerce Company.

         On July 27, 2001 in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into Epicus, and it became a discontinued operation. Although it has ceased to operate, Moye & Associates, Inc. remains the property of the Company until a decision is made as to its future.

         Mic-Mac Investments, Inc. and Hospitality Telecom (together "Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of$15,634 and expenses of $30,404.

         Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Epicus capitalizing them far above the initial plan. Hospitality Telecom had no remaining assets or liabilities as of May 31, 1999, and Epicus Group wrote off its remaining investment in them in that fiscal year.

         Although it has ceased to operate, Mic-Mac Investments, Inc., remains the property of the Company until a decision is made as to its future.

NINE MONTHS ENDED FEBRUARY 29, 2004 COMPARED TO FEBRUARY 28, 2003
-----------------------------------------------------------------

         The Company reported consolidated net revenues of approximately $18,000,000 and $7,500,000 for the respective nine month periods ended February 29, 2004 and February 28, 2003, respectively. These revenues resulted from telecommunication service sales generated by Epicus Group's principal operating subsidiary, Epicus.

         It should be noted that the Company's marketing efforts, its telecommunication service packages and market penetration are oriented towards with customers with less-than-pristeen consumer credit reports. With the insight of the Company's auditors, management, commencing in July 2003, began an extended review of its customer base, billing cycles and cash collections thereon. The best available data, principally derived during the quarter ended November 30, 2003 and reevaluated during the quarter ended February 29, 2004, has revealed that the Company has an ongoing exposure of approximately 7-10% of net revenues for uncollectable accounts on an ongoing basis, using the current customer base and service levels. During the nine months ended February 29, 2004, the Company recognized a charge to operations of approximately $1,490,000 to recognize this exposure related to sales in the current fiscal year. Based on this information and future reviews, management continues to institute and refine new customer acceptance screening methods; securing alternative payment methods from customers, such as automatic credit card charges; and fully intends to better manage and mitigate the bad debt exposure in its accounts receivable portfolio. However, due to competition and other economic pressures, there is no guarantee that the current trends may not continue in the future.

         During the Company's nine month period ended February 29, 2004, the Company incurred a consolidated net loss of approximately $(1,511,000) compared to a consolidated net income of approximately $250,000 for the comparable nine month period for the preceding year. The increase in net loss is a function of increased staffing, and the related training curve, for personnel required to service the growing customer base as a result of the Company's bundled telecommunications package, "Let Freedom Ring". Further, the February 29, 2004 loss includes non-cash charges of approximately $1,490,000 for bad debt expense and approximately $131,000 for compensation expense related to the issuance of common stock at less than "fair value". The Company continues to experience fluctuating expenses for commissions paid to outside sales parties and legal and consulting services based upon the Company's demand for this type of outside service. Management continues to consistently monitor staffing and expenditures to achieve optimum financial results.

         The Company's net income (losses) for the nine month periods ended February 29, 2004 and February 28, 2003 continue to be primarily the result of expenses involved with supporting the day to day operation of Epicus, interest expense of approximately $259,000 and $366,000 on its legacy debt and the expenses associated with the growth in demand for the Company's telecommunication services. Also contributing to the Company loss during the period are the continued expenses associated with operating and maintaining its corporate offices, professional fees and expenses associated with being a reporting public company, which include: legal and accounting fees, as well as other overhead costs associated with filing the Company's documents with the Securities and Exchange Commission (SEC).

         In order for the Company to pay its operating expenses, including communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, the Company continues to be dependent upon the funds provided by the sale of equity securities and/or debentures, various loans and agreements to defer payments due, from the Company's executive officers, directors and shareholders.

         During the nine months ended February 29, 2004, the Company supported it's liquidity through the sale of an aggregate of approximately 12,000,000 shares of common stock pursuant to Regulation S of the Securities Act of 1933, as amended. In the future there can be no assurance that this may become a necessary endeavor. If that becomes the case, substantial dilution of current shareholders positions may occur. Further, there can be no assurance, based upon the present market price of its shares, that the Company will be able to raise additional funding, at terms and conditions satisfactory to the Company, through the private placement of its stock or the sale of its stock under the terms of "Regulation S".

LIQUIDITY AND CAPITAL RESOURCES

YEARS ENDING MAY 31, 2003 AND MAY 31, 2002
------------------------------------------

         As of May 31, 2003, Epicus Group had $65,191 in cash in its operating account. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all.


         During the years ending May 31, 2003 and 2002, respectively, we issued 39,485,244 and 25,430,770 shares of common stock to settle acquisitions, various financial and business consulting services, exercise of options granted under our employee stock option plan, executive and employee compensation, an offshore investment under "Regulation S", and conversion of our outstanding convertible debenture and payment of accrued interest thereon.

         Previously, the Company has funded its capital requirements for operating cash flow, by loans against its accounts receivable, loans from shareholders, sales of equity securities and the issuance of equity securities in exchange for assets acquired and services rendered. During the 12 months ended May 31, 2003, the Company has been and is continuing to attempt to attract new investment capital, which the Company believes will be necessary to sustain its ongoing operations and to facilitate growth.

         To that end on July 11, 2001, the Company sold $2,000,000 in convertible debentures. On May 1, 2003, as reported on Form 8-K, filed with the SEC on May 7, 2003, the Company entered into a "Debenture Redemption Agreement" with the holders of the convertible debentures. The purpose of this transaction was to extend the "maturity date" of debentures and to obtain a more favorable method of paying off the debentures. Additional detail on the "Debenture Redemption Agreement" is presented below.

         The Company continues to explore opportunities to raise private equity capital and, in conjunction therewith, to provide credit support for the Company's operations and potential acquisitions. Although the Company has in the past been, and continues to be, in discussions with potential investors, there can be no assurance that its efforts to raise any substantial amount of private capital will be successful. Any substantial private equity investment in the Company will result in voting dilution of the Company's existing stockholders and could also result in economic dilution. If the Company is unable to obtain new capital, the Company will be unable to carry out its strategy of growth through acquisitions and the long-term ability of the Company to continue its operations may be in doubt.

         Our monthly operating expenses reflect the accrual of salaries due to Gerard Haryman and Thomas Donaldson, our executive officers, at the rate of $20,833 and $8,600 per month respectively, which have not been paid. We do not contemplate commencing full salary payments to Messrs. Haryman and Donaldson unless and until we begin to generate positive cash flow from operations.

NINE MONTHS ENDED FEBRUARY 29, 2004 COMPARED TO FEBRUARY 28, 2003
-----------------------------------------------------------------

         The Company, at February 29, 2004 and February 28, 2003, respectively, had total assets of approximately $6,963,000 and $4,393,000, as compared to total assets of $3,839,000 at May 31, 2003. The increase in assets related directly to the growth in demand for the Company's telecommunication products as reflected in increased sales and accounts receivable. Management is monitoring it's accounts receivable on a daily basis and, commencing in the quarter ended August 31, 2003, restructured it's monitoring and collection activities to attempt to minimize losses from uncollectible accounts.

         To assist the Company in its cash flow requirements the Company may determine, depending upon the prevailing share price of its stock, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that it will be successful in securing any investment from private investors at terms and conditions satisfactory to the Company.

         Based upon the Company's present liquid resources, its present operating expenses, and the commitment of its executive officers to continue to defer most or all of their salaries, and if no new revenues are generated from operations or other sources, it is the Company's belief that it will be able to continue operate, but that future growth, if any would be substantially decreased.

However, in the near term, the Company does anticipate continued operating revenue increases and growth as a result the business developments by Epicus.

         The Company's monthly operating expenses through November 30, 2003 and 2002, respectively, reflect the accrual for salaries payable to Gerard Haryman and Thomas Donaldson, the Company's executive officers at the rate of $20,833 and $8,600 per month respectively. The Company does not contemplate actual payment of the accrued compensation amounts to either Messrs. Haryman and Donaldson unless and until it begins to generate positive cash flow from operations.

         CONVERTIBLE DEBENTURES

         On September 28, 2001, a consortium of four (4) separate investment entities under common management purchased 12% convertible debentures from the Company and were issued the right to receive warrants to purchase an aggregate of 3,500,000 shares of common stock from the Company in a future private placement transaction.

         On May 1, 2003, the Company and the Debenture Holders entered into a Debenture Redemption Agreement (Redemption Agreement). The Redemption Agreement sets forth the following terms and conditions related to the Debentures on an ongoing basis:

         (1) Redemption Schedule; Payment of Net Redemption Amount: The Company shall pay the Net Redemption Price to the Debenture Holders in monthly installments in the amount of $40,000 (the "Monthly Redemption Payment"), with the first installment thereof due on July 1, 2003 and subsequent installments thereof due on the first business day of each succeeding month (each, a "Payment Date") until the Net Redemption Amount has been paid in full. The Company shall pay the Debenture Holders by wire transfer of immediately available funds pursuant to the Debenture Holders' written instructions. The Monthly Redemption Payment shall be applied with respect to the Debenture Holders in the following order: (i) Accrued Interest, (ii) Redemption Premium, and (iii) outstanding principal balance of the Owned Debentures.

         (2) Prohibited Conversions: The Debenture Holders shall not convert the Owned Debentures into shares of the Company's common stock, par value $0.001 per share (the "Shares") during the period commencing on May 1, 2003 and ending on June 30, 2003 (the "Prohibited Period").

         (3) Permitted Conversions: Following the Prohibited Period, the Debenture Holders shall be permitted to convert its Owned Debentures, to the extent such Owned Debentures have not been previously redeemed hereunder, into Shares in accordance with the terms and subject to the conditions of the Owned Debentures, subject to the following restrictions:

                  (1) If the last reported sale price of the Shares on the Over-the-Counter Bulletin Board as reported by Bloomberg (the "Price") is less than $.10 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 300,000 Shares every thirty
                  (30) days during the period in which the Price remains less than $.10 per Share,
                  (2) If the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 500,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share,
                  (3) If the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 750,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, and
                  (4) If the Price is equal to or exceeds $.30 per Share, then the Debenture Holders shall not be restricted by the Company hereunder with respect to the number of Shares into which the Debentures may be converted during the period that the Price is equal to or exceeds $.30 per Share, provided, however, that if the Company fails to (I) make the Monthly Redemption Payment pursuant to Section 2 hereof within five (5) business days following the Payment Date or (ii) pay any delinquent amounts that are due and owing under this Agreement, then the foregoing restrictions on the Debenture Holders' right to convert their Owned Debentures into Shares shall be suspended until the first day of the next month following the date that the Monthly Redemption Payment is received in full by the Debenture Holders.

         (4) Issuance of Additional Shares: The Company shall issue and deliver to the Debenture Holders shares of common stock representing, in the aggregate, one percent (1%) of the outstanding shares of the Company on the earlier to occur of: (I) the date of full conversion by the Debenture Holders of all of the Owned Debentures and (ii) the date of payment by the Company of the total Aggregate Redemption Price (collectively, the "Additional Shares").

         (5) Interest: Interest on the outstanding balance of the Owned Debentures shall continue to accrue following the date hereof as specified in the respective Owned Debenture and shall be payable in cash or Shares in accordance with the terms thereof.

         In conjunction with the issuance of the convertible debentures, the debentures were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $300,000. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the maturity date of the underlying debentures. Approximately $141,177 and $158,823 was amortized to operations during the years ended May 31, 2003 and 2002, respectively.

OFF-BALANCE SHEET ARRANGEMENTS

         We have not participated in any off balance sheet financing or other arrangements.

                                    BUSINESS

         Epicus Communications Group, Inc. (formerly known as Phoenix International Industries, Inc.), is a holding company, with primary interests in the telecommunications industry. During the years ending on May 31, 2003 and 2002, the Company consisted of Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.), the parent company and three wholly owned subsidiaries, EPICUS, Inc., which is the primary, and only active operating subsidiary, Moye & Associates (dba "TheBest.Net"), and Mic-Mac Investments, Inc. Moye & Associates and Mic-Mac Investments, Inc are currently inactive. For Fiscal 2003, our total cash resources were derived from telecommunication service revenues and the sale of our common stock.

         HISTORICAL DEVELOPMENT

         We were incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name "Hydrobac, Inc. On July 7, 1986, the company's name was changed to "ProBac, Inc." and on October 5, 1994, our name was changed to Trident Environmental Systems, Inc. During those periods our primary business was in various types of products and systems for use in the environmental clean-up industry.

         On October 2, 1996, our name was changed to Phoenix International Industries, Inc. and our common stock was reverse split 1 to 15. Our shareholders approved Amendments to the Articles of Incorporation, changing the authorized capital to 200,000,000 shares of common stock, $0.001 par value, and up to 5,000 shares of Preferred Stock, $0.001 par value, for use as needed. From January 1996 through May 31, 1997, we sought suitable acquisition targets.

         On April 9, 1998, we acquired 100% of the outstanding stock of Mic Mac Investments, Inc., a long distance telephone service "reseller" specializing in the hospitality industry. Mic-Mac Investments ceased to operate late in the third quarter of fiscal 1999, and had no remaining assets or liabilities as of May 31, 1999, and we wrote off our remaining investment in them in that fiscal year. Although this subsidiary has ceased all operating activities, Mic-Mac Investments, Inc., remains a subsidiary of the Company until a decision is made as to its future.

         During Fiscal 2000, we acquired 100% of the stock of Telephone Company of Central Florida, Inc. ("TCCF"). TCCF is a "competitive local exchange carrier" ("CLEC") telephone company and a reseller of other telecommunications services. At the start of our acquisition negotiations, TCCF was operating under the protection of Chapter 11 of the Federal Bankruptcy Act. The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy Court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order. On January 17, 2001 the name of TCCF was changed to EPICUS, Inc.

         On July 28, 2000, we acquired 100% of the stock of Moye & Associates, Inc. of St. Simons Island, Georgia. Moye & Associates' primary business was that of an Internet Service Provider (ISP) known as "TheBest.Net". This move was seen by the company as synergestic with, and a possible future merger into TCCF. On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Moye. The buyer paid $133.33 for each existing"dial-up" and "domain hosting client". It was estimated that there were between approximately 1,500 and 2,700 active fee-for- service clients on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 into an interest bearing account at the date of signing. As of May 31, 2002, all amounts due under this sale of assets contract had been satisfied.

         During Fiscal 2003, the Company issued approximately 500,000 shares of restricted, unregistered common stock to Tully Moye in complete settlement of all remaining obligations related to the acquisition and disposition of Moye & Associates, Inc. (dba TheBest.Net).

         BUSINESS OF AFFILIATES

                  Epicus, Inc.

         Our primary and currently only active subsidiary, EPICUS, Inc., is a multi-service telecommunications company with approximately 30,000 active accounts incorporating approximately 50,000 lines, in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996 which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states. We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in 40 of the 48 states in which we are certified.

         We have built our company by primarily focusing on being in the vanguard of new telecommunication products and services such as our "Freedom Rings[TM] and AccessNOW[TM] voice and data services brands, and creating software systems and processes to deliver telecommunication services over leased networks, instead of concentrating on buying switches and hardware to build a very expensive network, which could be severely under-utilized for a potentially long period of time. In our opinion, it is that major expense which has led to the demise of many emerging telephone companies. Instead, we have built a scalable operating platform that can provision a local phone line, read usage records, rate phone calls for billing purposes, and prepare monthly invoices to customers. We can bill all of our customers telecommunication services on one itemized bill.

         Because of the expense and complexity of the business, we have focused on improving our performance through automation. We believe one of the greatest accomplishments in building our business over the past three years was the development of our own operational support systems ("OSS"). It is these systems that allow us to rapidly execute our customers orders, for example: orders for new service and repair orders, plus real time information on billing and collections. It is more economic, more efficient and more accurate than being totally dependant upon outside sources and clerical performance.

                  Moye & Associates, Inc. (TheBest.Net)

         Moye & Associates, dba "TheBest.Net" (a Georgia corporation) was primarily an Internet Service Provider (ISP). To raise additional operating capital, in July 2001, we sold the customers of The Best.Net. for $200,000 to another Internet Service Provider. Our plans are to keep the corporation current, but inactive, until a suitable use can be found for it.

                  Mic-Mac Investments, Inc. ("Mic-Mac")

         Mic-Mac Investments, Inc. and Hospitality Telecom (together "Hospitality") were acquired on April 1, 1998. Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without our acquiring a long distance telephone company, and since it had no remaining assets or liabilities as of May 31, 1999, we wrote off our remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac Investments, Inc. remains the property of the Company until a decision is made as to its future.

         EMPLOYEES

         As of July 12, 2004, including our affiliates, we had 65 employees.

         PATENTS

         The Company owns two patents for solidification of environmental waste, which were acquired when the Company was involved in that business. However, the Company is no longer in such business and it is believed by the Company that these patents are of very little value today, as they have been rendered obsolete due to the rapid development of the environmental clean-up industry.

         PROPERTY

         Our principal place of business is located at 1750 Osceola Drive, West Palm Beach, Florida 33409, which consists of office and warehouse space. This space aggregates approximately 3,500 square feet including four offices and a conference room. The annual lease cost is $3,500.00 per month, plus expenses and expires in August 2002. The lease contains an option to renew for one year with an increase tied to the rate of inflation.

         The Company's operating subsidiary, Epicus, has entered into sublease agreement for office space in Lake Mary, Florida. The lease expires September 24, 2004 and requires monthly rental payments of approximately $11,500 per month for the first 12 months of the sublease term and $11,845 for the remainder of the term. Epicus also has a first right of refusal to acquire additional space contiguous to the new space. Further, the Company has an option to acquire certain office furnishings left in the space by the former tenant at a bargain price if said option is exercised by December 31, 2003. Future payments under this sublease are as follows: year ending December 31, 2003 - approximately $138,000; year ending December 31, 2004 - approximately $106,600.

         LEGAL PROCEEDINGS

         On June 22, 2000, EXL Information of Vancouver, BC, Canada filed suit in the Supreme Court of British Columbia, Canada, for payment of "royalty fees" it claims were owed by Epicus for the use of their billing program. Epicus denies owing EXL any money maintaining that the program was supposed to be adapted by EXL to meet Epicus's needs, which they never did, thereby nullifying the agreement. EXL is seeking relief in the amount of US$184,761. The matter is still being litigated. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

         SALES AND MARKETING

         We use diverse sales and marketing channels to reach the residential and small business markets with our service offerings. Our sales and marketing efforts focus on marketing local and long distance telephone services directly to customers exclusively under our own brand. We currently market our bundled services to customers in those states, or certain areas of a state, where we can profitably offer services at competitive prices. We will market in additional states (or certain areas of a particular state) as our pricing and cost structure permit us to profitably offer services in those areas at competitive rates. We regularly review our product offerings, pricing and sales and marketing programs in an effort to improve the efficiency of our sales and marketing channels.

         We employ a targeted approach to customer acquisition and use database-marketing tools to identify and prioritize target customers. We offer diverse calling and service plans tailored to fit the needs of the broader residential market with low base prices, and extended local calling areas.

         We market our bundled services within our targeted markets through the following channels:

         o Telemarketing - We outsource to call centers and purchase residential and small business lead databases utilized for targeted, professional and courteous outbound telesales campaigns. Telemarketing is an important sales channel for us. Any changes in the federal or state "do not call" regulations could adversely affect us. See "Regulation."

         o Direct Mail - We purchase small business and residential lead databases utilized for demographically targeted direct mail campaigns designed to direct inbound calls to our telemarketing centers.

         o Reseller Partner Programs - Utilizing partnerships with state and local utilities to offer our services to the existing customers of the utilities.

         o Online Marketing - We have developed a productive online marketing presence, through traditional online media and business relationships.

         o Direct Sales - Utilizing independent agents, we solicit new customers in targeted geographic areas.

         We focus on targeting, acquiring and retaining profitable customers by providing savings, simplicity and service. We continue to seek new marketing partners and arrangements to expand both our opportunities to attract other customers to our services and the products and services that we offer to our customer base.

         COMPETITION

         The telecommunication industry is highly competitive. Major participants in the industry regularly introduce new services and marketing activities. Competition in the telecommunication industry is based upon pricing, customer service, billing services and perceived quality. We compete against numerous telecommunication companies that offer essentially the same services as we do. Many of our competitors, including the incumbent local exchange companies, are substantially larger and have greater financial, technical and marketing resources. Our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors.

         The incumbent local exchange companies and the major carriers, including SBC, Verizon, BellSouth, AT&T, Sprint Corporation and MCI/Worldcom, Inc., have targeted price plans at residential customers with significantly simplified rate structures and with bundles of local services with long distance, which may lower overall local and long distance prices. Competition is also fierce for the small businesses that we also serve. Additional pricing pressure may also come from the introduction of new technologies, such as Voice over Internet Protocol, or VoIP, which seek to provide voice communications at a cost below that of traditional circuit-switched service. In addition, wireless carriers have marketed their services as an alternative to traditional long distance and local services, further increasing competition. Reductions in prices charged by competitors may have a material adverse effect on us.

         The incumbent local exchange companies are well-capitalized, well-known companies that have the capacity to "bundle" other services, such as local and wireless telephone services and high speed Internet access, with long distance telephone services. The incumbent local exchange companies' name recognition in their existing markets, the established relationships that they have with their existing local service customers, their ability to take advantage of those relationships, and the possibility that interpretations of the Telecommunications Act may be favorable to the incumbent local exchange companies, also make it more difficult for us to compete with them.

         REGULATION

         General

         Our provision of telecommunication services is subject to government regulation. Generally speaking, the FCC regulates interstate and international telecommunications, while the state commissions regulate telecommunications that originate and terminate within the same state.
The Telecommunications Act of 1996 provides for a significant deregulation of the domestic telecommunications industry, including the opening of the local markets of the incumbent local exchange companies to competition and the ability, pursuant to certain market-opening conditions, of the Regional Bell Operating Companies, which are incumbent local exchange companies, to reenter the long distance industry. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation and regulations will have on us and our operations over time. There are currently a number of regulatory proceedings underway, and being contemplated by federal and state authorities regarding the availability of the unbundled network element platform and other unbundled network elements, interconnection, pricing and other issues that could result in significant changes to the business conditions in the telecommunication industry, and have a material adverse effect on our operations and us. In addition, there has been discussion in Congress of modifying the Telecommunications Act in ways that could prove detrimental to us.

         In January 1999, the U.S. Supreme Court confirmed the FCC's role in establishing national telecommunications policy through implementation of the Telecommunications Act, and thereby created greater certainty regarding the rules governing local competition going forward. The FCC's rules that permit us to purchase the unbundled network element platform to provide local and long distance telecommunications services to our customers are the primary rules governing competition upon which we rely. Although the rights established in the Telecommunications Act are a necessary prerequisite to the introduction of full local competition, they must be properly implemented and enforced to permit competitive telephone companies like us to compete effectively with the incumbent carriers.

         Regulation of Access to Unbundled Network Elements

         Access to incumbent local exchange companies' unbundled network elements in a fashion in which they are combined by the incumbent local exchange company is critical to our business. The obligation of incumbent local exchange companies to provide unbundled network elements at such cost-based rates currently is the subject of regulatory and judicial actions that may affect their availability. Such proceedings could result in the availability of these elements being substantially reduced or otherwise subject to significantly higher, non-cost-based rates.

In the FCC's Unbundled Network Element Triennial Review Order, released August 21, 2003 and effective as of October 2, 2003, the FCC determined that certain network elements will no longer be subject to unbundling requirements, while other network elements must continue to be offered subject to further, more detailed review by the state commissions. The FCC established guidelines for these state determinations, which are currently underway, and ordered state commissions to complete their reviews by July 2, 2004. Among the network elements subject to further state review is local circuit switching, which is a critical component of the unbundled network element platform. Also subject to further review are certain types of unbundled loops and interoffice transport.

         The FCC's UNE Triennial Review Order was appealed by numerous parties. The federal judicial appeals were consolidated in the U.S. Court of Appeals for the District of Columbia. On March 2, 2004, the Court released a decision that reversed, vacated and remanded the FCC's UNE Triennial Review Order in material respects. Of most importance to us, the Court determined that the FCC erred in delegating decision-making authority to state commissions, and in making national findings of impairment with respect to the switching and dedicated interoffice transport unbundled network elements. The Court stayed its decision until the denial of any petitions for rehearing or for a 60 day period (i.e., until May 1, 2004), whichever is later. Unless the Court's decision is itself stayed by the Court or the U.S. Supreme Court, or the FCC promulgates effective replacement rules, the result of the Court's decision will be that the FCC's rules requiring incumbent local telephone companies to make available the mass market switching and dedicated interoffice transport unbundled network elements to competitors at cost based rates pursuant to Section 251 of the Telecommunications Act will no longer be effective. However, the Court affirmed FCC rules that require former Regional Bell Operating Companies to make available similar unbundled network elements pursuant to Section 271 of the Telecommunications Act, albeit at rates that are "just and reasonable" rather than strictly cost based. Although prices for Section 271 unbundled network elements have not yet been established, it is probable that they will generally be higher than those charged for Section 251 unbundled network elements. Notably, in response to the Court's ruling, some state public utility commissions, but not all, have suspended their state impairment proceedings.

         Should local circuit switching not be available to us due to this adverse decision or otherwise, we would be unable to offer services on an unbundled network element platform basis and would instead have to serve customers through total service resale agreements with the incumbent local telephone companies, through network elements purchased from the Regional Bell Operating Companies at "just and reasonable" rates under Section 271 of the Act or through our own facilities or the switching facilities of other non-incumbent carriers, any of which which could delay our service roll-out in some markets, increase our cost, and negatively impact our business, prospects, operating margins, results of operations, cash flows and financial condition.

         Unbundled Local Loops : Under the FCC'S UNE Triennial Review Order, incumbent local exchange companies are required to provide to competitive carriers unbundled loop facilities at most customer locations. However, the continued availability of unbundled enterprise or high-capacity loop facilities currently is subject to further review by the state commissions, and ILEC unbundling requirements may be eliminated where a state commission has determined in a nine-month proceeding, pursuant to the guidelines established by the FCC, that competitive carriers are not impaired without access to ILEC loop facilities on an unbundled basis at certain customer locations.

         Unbundled Network Element Pricing: The current pricing rules for unbundled network elements were established in the FCC's 1996 Local Competition Order , in which the FCC ordered that the rates for unbundled network elements charged to new entrants must be based on the forward-looking costs incurred by the incumbent local exchange company in providing the interconnection services or unbundled network elements ordered, as calculated using the "total element long-run incremental cost," or TELRIC, methodology.

         Although the FCC's TELRIC methodology for establishing rates for unbundled network elements has been upheld by the U.S. Supreme Court, it is currently subject to comprehensive review by the FCC. On September 10, 2003, the FCC released a Notice of Proposed Rulemaking that addressed, among other issues, the impact of changes in ILEC unbundling obligations under the FCC's UNE Triennial Review Order on the FCC's rules for the pricing of unbundled network elements, or TELRIC NPRM. The FCC already has accepted Comments and Reply Comments filed by interested parties in response to the TELRIC NPRM, and currently is hearing ex parte presentations on matters related to this rulemaking proceeding. The availability of incumbent local exchange company unbundled network elements at cost-based rates is critical to our ability to provide competitively-priced local telecommunications services. Accordingly, any change to the FCC's current TELRIC pricing methodology that would increase the rates for unbundled network elements charged to competitive carriers could have material adverse effect on our operations.

         Federal Regulation of Our Rates, Terms and Conditions

         The FCC has imposed numerous reporting, accounting, record keeping and other regulatory obligations on us. We must offer interstate and international services under rates, terms and conditions that are just, reasonable and nondiscriminatory. We also must post publicly the rates, terms and conditions of our interstate and international long distance service on our web site or elsewhere, and are authorized to file interstate tariffs on an ongoing basis for interstate access services (rates charged among carriers for access to their networks). Although our interstate and international service rates, terms, and conditions are subject to review by the FCC, they are presumed to be lawful and have never been formally contested by customers or other consumers. Other FCC rules govern the procedures we use to solicit customers, our handling of customer information, our obligation to assist in funding the federal system of universal service, our billing practices and the like. We may be subject to forfeitures and other penalties if we violate the FCC's rules.

         Regulation of Marketing

         Our current and past direct and partner marketing efforts all require compliance with relevant federal and state regulations that govern the sale of telecommunication services. The FCC and many states have rules that prohibit switching a customer from one carrier to another without the customer's express consent and specify how that consent must be obtained and verified. Most states also have consumer protection laws that further define the framework within which our marketing activities must be conducted. While directed at curbing abusive marketing practices, the design and enforcement of these rules can have the incidental effect of entrenching incumbent carriers and hindering the growth of new competitors, such as our business.

         Our marketing efforts are carried out through a variety of marketing programs, including referrals from existing customers, outbound telemarketing, direct sales through independent agents, online marketing initiatives and direct mail. Restrictions on the marketing of telecommunication services are becoming stricter in the wake of widespread consumer complaints throughout the industry about "slamming" (the unauthorized change of a customer's service from one carrier to another carrier) and "cramming" (the unauthorized provision of additional telecommunication services). The Telecommunications Act strengthened penalties against slamming, and the FCC issued and updated rules tightening federal requirements for the verification of orders for telecommunication services and establishing additional financial penalties for slamming. In addition, many states have been active in restricting marketing through new legislation and regulation, as well as through enhanced enforcement activities. On October 1, 2003, the FCC's rules and regulations governing the creation and enforcement of national "do not call" databases became effective, which has had the effect of reducing the total number of leads available to us for outbound telemarketing (which is currently one of our important sales channels) in a given market. Notwithstanding, we can still market to these leads through our other sales channels, including direct mail. The constraints of federal and state regulation, as well as increased FCC, Federal Trade Commission and state enforcement attention, could limit the scope and the success of our marketing efforts and subject them to enforcement actions, which may have an adverse effect on us.

         Statutes and regulations designed to protect consumer privacy also may have the incidental effect of hindering the growth of newer telecommunication carriers such as us. For example, the FCC rules that restrict the use of "customer proprietary network information" (information that a carrier obtains and uses about its customers through their use of the carrier's services) may make it more difficult for us to market additional telecommunication services (such as local and wireless), as well as other services and products, to our existing customers.

         State Regulation

            The vast majority of the states require us to apply for certification to provide local and intrastate telecommunication services, or at least to register or to be found exempt from regulation, before commencing intrastate service. The majority of states also require us to file and maintain detailed tariffs listing our rates for intrastate service. State law typically requires charges and terms for our services to meet certain standards, such as requiring that charges and practices be just, reasonable and not unreasonably discriminatory. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunication operations, assignments of carrier assets, including subscriber bases, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and the rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. State regulatory authorities may also place burdensome requirements on telecommunication companies seeking transfers of control for licenses and the like. Under the regulatory arrangement contemplated by the Telecommunications Act, state authorities continue to regulate certain matters related to universal service, public safety and welfare, quality of service and consumer rights. All of these regulations, however, must be competitively neutral and consistent with the Telecommunications Act, which generally prohibits state regulation that has the effect of prohibiting us from providing telecommunications services in any particular state. State commissions also enforce some of the Telecommunications Act's local competition provisions, including those governing the arbitration of interconnection disputes between the incumbent carriers and competitive telephone companies and the setting of rates for unbundled network elements.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

         The following persons are our executive officers and directors:

NAME                  AGE        OFFICES HELD
----                  ---        ------------

Gerard Haryman        60         Chairman, President, Chief Executive Officer
                                 and Director
Thomas Donaldson      61         Vice President, Secretary and Director
Timothy Palmer        59         Director

         Background information concerning the Company's officers and directors is as follows:

GERARD HARYMAN, has served as our Chairman of the Board, President and Chief Executive Officer since January of 1996. Previously and concurrently, since 1981 to the present, Mr. Haryman has been President and Chief Executive Officer of SA, Sitmo, developers and builders of commercial and residential properties throughout Europe, with corporate offices in Paris, France. Mr. Haryman has also been involved in the development of residential property in the Palm Beach area since 1988, and during that period has also served on the Board of Directors of several other companies, both public and private . Mr. Haryman attended the "Institute General de Finance" in Paris, France majoring in finance and administration.

THOMAS N. DONALDSON, since February of 1993, Mr. Donaldson has been and officer and director of Epicus Communications (f/k/a) Phoenix International Industries, Inc., and of Trident Environmental Systems, Phoenix's predecessor. Prior to his entering the public company arena, he was involved in electronic media, both television and radio. Before being promoted to executive level management, he was an award winning Producer/Director at both the local and network levels. Additionally, he was a majority partner in the television production company, "American Televent", which produced commercials and syndicated programming.
Mr. Donaldson attended both the University of Miami and the University of Paris.

TIMOTHY PALMER, since October 1993 Mr. Palmer has been President of HDX 9000, Inc., of New York and West Palm Beach, Florida, a computer and business consulting firm. He has been a Director of the Company since July 1997. From March 1997 to the present, he has been President of Quality Advantage, Ltd. of Kingston, Jamaica, a computer and business consulting firm. Prior to October 1993, he was manager of the Palmer Family Trust in London, England. Mr. Palmer holds a Bachelor of Commerce Degree from McGill University in Montreal, Canada.

                             EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid or to be paid by us or our subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to our chief executive officer and all other executive officers whose total annual salary and bonus exceeded $100,000 in all capacities in which the person served.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                    --------------------------------------------------------
                                 ANNUAL COMPENSATION                           AWARDS             PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
                                                                                    SECURITIES
NAME AND                                             OTHER ANNUAL   RESTRICTED      UNDERLYING      LTIP      ALL OTHER
PRINCIPAL                                  BONUS     COMPENSATION      STOCK         OPTIONS/     PAYOUTS    COMPENSATION
POSITION             YEAR   SALARY ($)       ($)           $         AWARD ($)       SARS ($)       ($)           ($)
----------------------------------------------------------------------------------------------------------------------------
Gerard               2003   250,000(1)        0            0              0             0            0             0
Haryman              2002   250,000           0            0              0             0            0             0
Pres/CEO/ Dir        2001   250,000           0            0         559,000(2)         0            0             0
Thomas               2003   104,000(1)        0            0              0             0            0             0
Donaldson            2002   104,000           0            0              0             0            0             0
VP/COO/Di            2001   104,000           0            0         155,500(3)         0            0             0
----------------------------------------------------------------------------------------------------------------------------

         (1) Due to our cash position, Mr. Haryman and Mr. Donaldson have deferred payment of all or part of their salaries and bonuses.
         (2) Mr. Haryman received a grant of 2,000,000 shares on February 1, 2001 valued at $538,000 and 300,000 shares on July 16, 2001 valued at $21,000
         (3) Mr. Donaldson received a grant of 300,000 shares on February 1, 2001 valued at $134,500 and 300,000 shares on July 16, 2001 valued at $21,000.

         Directors are not compensated for acting in their capacity as directors. Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

         OPTIONS GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options made during fiscal 2003 to our executive officers.

         STOCK OPTIONS HELD AT END OF FISCAL 2003

         No Stock Options, stock appreciation rights or other compensation were granted to our president or other officers during fiscal 2003.

         EMPLOYMENT AGREEMENTS

         On February 27, 2004, Gerard Haryman and Thomas Donaldson entered into employment agreements with Epicus Communications Group, Inc. pursuant to which Mr. Haryman has been retained as the President and Chief Executive Officer of Epicus Communications and Mr. Donaldson has been retained as the Vice President of Epicus Communications. The term of each employment agreement commenced on February 27, 2004 and continues for a term of 5 years. Pursuant to the employment agreements, Mr. Haryman and Mr. Donaldson will receive an annual salary of $275,000 and $130,000 respectively. Mr. Haryman and Mr. Donaldson will also receive a bonus of 3% and 2% respectively of the adjusted net profits of Epicus Communications during each fiscal year during the term of the agreements, which bonus may be payable in cash or common stock of Epicus Communications or any combination thereof. Each employment agreement also provides for additional compensation and/or benefits to be paid or provided to Messrs. Haryman and Donaldson as follows:

         o The base salary shall be adjusted at the end of each year of employment to reflect any change in cost of living.

         o Messrs. Haryman and Donaldson may elect to accept partial payment of his base salary and/or bonus and defer payment of the balance upon demand at a later date.

         o        Deferred compensation payments shall be made to Messrs.
                  Haryman and Donaldson for a period of twenty years after retirement in an amount equal to base payments equal to 30% of the average total salary (base salary plus incentive salary) due to each employee.

         o Reimbursement of all reasonable relocation expenses should either Messrs. Haryman or Donaldson be transferred and assigned to a new principal place of work located more than fifty (50) miles from each employees place of residence.

         o Each of Messrs. Haryman and Donaldson is entitled to receive reimbursement for all reasonable expenses incurred by him in the course of his employment by Epicus Communications.

         Each of Messrs. Haryman and Donaldson's employment agreements may be terminated (i) by Epicus for cause upon 10 days notice; (ii) at anytime by employee upon ninety (90) days notice; or (iii) at anytime by Epicus Communications, without cause, by paying to employee the amount of compensation due to the employee for the remainder of the Term of employment.

         STOCK OPTION PLANS

            2004 Stock Option Plan

            We have in place a stock option plan as an incentive for directors, officers and key employees and other persons who provide ongoing services to Epicus Communications and its subsidiaries. Under the stock option plan, non-assignable options may be granted by our board of directors, to directors, officers, key employees and other persons who provide ongoing services to Epicus Communications to purchase common shares of Epicus Communications for a term not exceeding ten (10) years (subject to earlier termination of the optionee's employment, upon the optionee ceasing to be a director, officer or other service provider, as applicable, or upon the optionee retiring, becoming disabled or dying) at an exercise price not less than 100% of the market price for common shares of Epicus Communications or not less than 110% of the market price for common shares of Epicus Communications if such option is granted to a 10% shareholder. The maximum number of common shares issuable under the stock option plan is 20,000,000 shares. The options are non-transferrable.

            As of July 12, 2004, there were no outstanding options to acquire common shares under the stock option plan.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of July 12, 2004, with respect to any person known by us (other than the Selling Stockholders) to own beneficially more than 5% of our common stock, common stock beneficially owned by each of our officers named in "Executive Compensation," and each of our directors, and the amount of common stock beneficially owned by our officers and directors as a group.

           ---------------------------- ------------------------ ---------------
                         NAME AND               AMOUNT AND
                        ADDRESS OF               NATURE OF
                        BENEFICIAL              BENEFICIAL         PERCENT OF
                          OWNER                  OWNERSHIP          CLASS(1)
                        ----------              ----------         ----------

           ---------------------------- ------------------------ ---------------
           Gerard Haryman                       52,000,000            17.5%

           ---------------------------- ------------------------ ---------------
           Thomas Donaldson                      2,850,000              *

           ---------------------------- ------------------------ ---------------
           Timothy Palmer                         500,000               *

           ---------------------------- ------------------------ ---------------
           All Executive Officers               55,350,000             18.67%
           and Directors as a
           Group (3 persons)
           ---------------------------- ------------------------ ---------------


         ---------------
          *   Represents less than 1% of our outstanding common stock.

         (1) Percentage of beneficial ownership is based upon the 296,391,134 shares of our common stock outstanding as of July 12, 2004.

                            DESCRIPTION OF SECURITIES

GENERAL

         The following discussion summarizes our capital stock and describes certain provisions of our articles of incorporation and bylaws. The information in this section is a summary only and is qualified by reference to our articles of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of 800,000,000 shares of common stock, par value $.001 per share, and 200,000 shares of preferred stock, par value $.001 per share. As of July 12, 2004, we had 296,391,134 shares of common stock issued and outstanding. No shares of our preferred stock are currently outstanding.

COMMON STOCK

         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of our common stock from 800,000,000 to 1,750,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the shares of common stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval within the next sixty days. In the event that the increase in the number of authorized shares is not approved by the stockholders, this offering will be limited to up to 503,608,866 shares. In the event that the increase in the number of authorized shares is approved by the stockholders, this offering will be for up to 1,228,822,222 shares. See "The Offering." In addition, if the increase in authorized shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in the best interest of the Company.

         Holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders' meeting.

         Our articles of incorporation deny cumulative voting rights in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. Our restated articles of incorporation deny preemptive rights to all holders of common stock to subscribe for, purchase or acquire additional shares of capital stock issued in the future.

         Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

COMMON STOCK PURCHASE WARRANTS

         There are currently outstanding warrants to purchase an aggregate of 1,100,000 shares of common stock at exercise prices of $0.03 per share. We issued these warrants in connection with the issuance of the 8% secured convertible debentures on May 28, 2004.

         An additional 2,200,000 warrants will be issued, in the aggregate, to the Selling Stockholders upon their purchase of an additional $2,200,000 in Convertible Notes from the Company. See "Common Stock Options and Convertible Debentures".

COMMON STOCK OPTIONS AND CONVERTIBLE DEBENTURES

         We may issue up to an additional 17,250,000 options under our 2004 Stock Option Plan.

         There are currently outstanding $1,100,000 in 8% secured convertible notes. The Notes are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the Notes where issued, at a conversion price equal to the lower of (i) $0.10 per share and (ii) 60% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion.

         Interest on the notes are payable, quarterly on March 31, June 30, September 30 and December 31 of each year beginning on June 30, 2004. The warrants and debentures contain customary anti-dilution protections.

         In addition to the $1,100,000 Notes currently outstanding, we have agreed to sell additional Notes in the aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000) (and additional Warrants to purchase an aggregate of 2,200,000 shares of our common stock) for an aggregate purchase price of Two Million Two Hundred Thousand Dollars ($2,200,000). Of these additional Notes and Warrants, One Million One Hundred Thousand Dollars ($1,100,000) of additional Notes (and Warrants) will be sold within five (5) days upon the filing by us of the prospectus, of which this registration statement is a part, with the SEC and an additional One Million One Hundred Thousand Dollars ($1,100,000) of Notes (and Warrants) will be sold within five
(5) days of the this registration statement being declared effective by the SEC. The obligation to purchase the additional Notes (and the additional Warrants) is subject to the satisfaction of certain conditions and the absence of any material adverse effect as of the date this registration statement is declared effective by the SEC. The terms of these additional Notes (and the additional Warrants) shall be identical to the terms of the Notes (and Warrants) that are currently outstanding.

PREFERRED STOCK

         Under our restated articles of incorporation, we may issue up to 200,000 shares of preferred stock. No shares of our preferred stock are currently outstanding. Under our restated articles of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more series. The board of directors may designate the preferred shares as to series, preferences, limitations and other provisions as the board of directors may designate from time to time. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock.

ANTI-TAKEOVER PROVISIONS OF OUR RESTATED ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

         PROVISIONS WITH ANTI-TAKEOVER IMPLICATIONS

         A number of provisions of our restated articles of incorporation and bylaws concern how we are governed and your rights as stockholders. Under our restated articles of incorporation, our board of directors may issue preferred stock and set the voting rights, conversion rights, preferences, and other terms of the preferred stock.
 These provisions and certain provisions of Florida law could be deemed to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Any discouraging effect upon takeover attempts could potentially depress the market price of our common stock or cause temporary fluctuations in the market price of the common stock that otherwise could result from actual or rumored takeover attempts. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions could also discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock.

         LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our restated articles of incorporation provide that our directors and officers will not be personally liable to our company or our stockholders for damages arising out of a breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Florida law. As a result, neither we nor our stockholders, personally or through stockholder derivative suits on our behalf, have the right to recover damages against a director or officer for breach of fiduciary duty, except in the situations described above.

         Our bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful. We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct. Our bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

         Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Executive Registrar & Transfer, 3615 South Huron, Suite 104, Englewood, CO 80110, and its telephone number is (303) 783-9055.

LEGAL OPINION

            The legality of the Shares offered hereby will be passed upon for the company by Bondy & Schloss LLP, 60 E.42nd Street, New York, New York 10165.

EXPERTS

         The audited financial statements incorporated in this Registration Statement as of and for the year ended May 31, 2003 have been audited by S. W. Hatfield, CPA, independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                              SELLING STOCKHOLDERS

GENERAL

         This prospectus covers offers and sales from time to time by each selling stockholder of the common stock owned by such person. Each of the selling stockholders currently holds or has the right to acquire one or both of the following: (i) shares of common stock issuable upon the exercise of warrants and (ii) shares of common stock issuable upon the conversion of notes. Pursuant to Rule 416 of the Securities Act, the selling stockholders may also offer and sell shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events. We have prepared and filed the registration statement of which this prospectus is a part pursuant to the terms of a Registration Rights Agreement among us and the purchasers named therein.

         On May 28, 2004, we completed the private placement of an aggregate of
(a) $1,100,000 in 8% secured convertible notes and (b) warrants to purchase 1,100,000 shares of our common stock to 4 accredited investors. The transaction was consummated pursuant to a Securities

Purchase Agreement by and among us and the purchasers named therein (the "Securities Purchase Agreement").

         The secured convertible notes mature on May 28, 2006 and are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.10 per share and (ii) 60% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants are exercisable, at $0.03 per share, until May 28, 2009. Interest on the notes are payable, quarterly on March 31, June 30, September 30 and December 31 of each year beginning on June 30, 2004. The warrants and debentures contain customary anti-dilution protections.

         In addition, on May 28, 2004, we have also agreed to sell additional Notes to the Selling Stockholders in the aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000) and additional Warrants to purchase an aggregate of 2,200,000 shares of our common stock for an aggregate purchase price of Two Million Two Hundred Thousand Dollars ($2,200,000). Of these additional Notes and Warrants, One Million One Hundred Thousand Dollars ($1,100,000) of additional Notes and Warrants to purchase 1,100,000 shares will be sold within five (5) days upon the filing by us of the registration statement, of which this prospectus is a part, with the SEC and an additional One Million One Hundred Thousand Dollars ($1,100,000) of Notes and Warrants to purchase 1,100,000 will be sold within five (5) days of the this registration statement being declared effective by the SEC. The obligation to purchase the additional Notes and issue the additional Warrants is subject to the satisfaction of certain conditions and the absence of any material adverse effect as of the date this registration statement is declared effective by the SEC. The terms of these additional Notes and the additional Warrants shall be identical to the terms of the Notes and Warrants that are currently outstanding.

         The Securities Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this type. We have agreed to indemnify the purchasers against various liabilities.

         We entered into a Registration Rights Agreement with each purchaser, and have agreed to file a registration statement with the SEC under the Securities Act, covering the resale of (i) the shares of common stock underlying the currently issued warrants; (ii) the shares of common stock underlying the notes currently outstanding in the amount of $1,100,000; (iii) the shares of common stock underlying the warrants to be issued; (iv) the shares of common stock underlying the convertible notes in the aggregate amount of $2,200,000 to be issued; and (v) any shares of common stock issued or issuable upon a stock split, dividend or other distribution, recapitalization or similar event for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Rights Agreement requires us to initially register 200% of the shares issuable upon the exercise of all of the warrants and the conversion of all of the notes both issued and to be issued. We and the purchasers each agreed with the other to indemnify the other for certain liabilities arising under the Securities Act. Pursuant to the Registration Rights Agreement and subject to certain other provisions therein, if we fail to timely perform or provide in accordance with our responsibilities under the Registration Rights Agreement and certain Securities Act provisions, then, in addition to any other rights the holder or holders may have pursuant to the Registration Rights Agreement or under applicable law, on each monthly anniversary of each such event date (if the applicable event shall not have been cured by such date) until the applicable event is cured, we shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the outstanding principal amount of the Notes issued pursuant to the Securities Purchase Agreement.

         The foregoing transactions were completed under exemptions from the registration requirements of the Securities Act, including those afforded by
Section 4(2) of the Securities Act of 1933, and the rules and regulations promulgated under that Section.

SELLING STOCKHOLDERS TABLE

         The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, by each of the selling stockholders, assuming each of these selling stockholders elects to convert the notes and exercise the warrants into shares of common stock, the number of shares of common stock to be sold by each selling stockholder, and the percentage of each selling stockholder after the sale of common stock included in this prospectus.

                        # OF SHARES                       # OF SHARES
                        BENEFICIALLY                    OFFERED PURSUANT      # OF SHARES
                      OWNED BEFORE THE                      TO THIS        BENEFICIALLY OWNED
SELLING STOCKHOLDER   OFFERING (1) (2)  % OF CLASS (3)     PROSPECTUS      AFTER THE OFFERING   % OF CLASS
-------------------   ---------------   --------------  ----------------   ------------------   ----------
AJW Partners, LLC
                         233,476,222     15.3%             233,476,222          0                0

AJW Offshore, LTD.
                         442,376,000     29.0%             442,376,000          0                0

AJW Qualified
Partners, LLC            503,817,110     33.0%             503,817,110          0                0

New Millennium
Capital Partners II,
LLC                      49,152,888       3.2%              49,152,888          0                0

------------------------------------------------------------------------------------------------------------
      TOTAL           1,228,822,222                      1,228,822,222          0                0

------------------------
(1) Assumes exercise of all warrants and conversion of all convertible notes covering shares of common stock offered in this prospectus based upon the stock price of Epicus Communications on July 9, 2004.

(2) Represents 200% of the shares of common stock issuable upon conversion of the convertible notes currently held by and to be issued to the selling stockholders (based upon a market price of $0.009 per share) and the shares of common stock issuable upon exercise of certain warrants currently held by and to be issued to the selling stockholders.

(3) Based upon 5,525,213,356 shares of common stock outstanding assuming sale of all the shares underlying all convertible notes and warrants offered in this prospectus.

Certain Information About The Selling Stockholders

         The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the convertible notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the convertible notes, if the convertible notes had actually been converted on July 9, 2004, the conversion price would have been $0.0054 per share.

         Under the terms of the convertible notes and the related warrants, the convertible notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of convertible notes or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                              PLAN OF DISTRIBUTION

         The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

         o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

         o        in privately-negotiated transactions;

         o        through the writing of options on the shares;

         o        short sales; or

         o        any combination thereof.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling stockholders determine from time to time.

         The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders under Rule 144 under the Securities Act of 1933 without volume or other restrictions or limits or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act of 1933 or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                              CERTAIN TRANSACTIONS

            The company was a party to and has a direct or indirect material interest in the following transactions:

            In prior fiscal periods, the Company advanced approximately $15,000 to Thomas Donaldson, the Company's COO. This balance remains outstanding as of February 28, 2004 and is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation.

         In prior fiscal periods, the Company has received unsecured advances made by Gerard Haryman, the Company's Chief Executive Officer, and/or Aptek, Inc., an entity owned 100% by Thomas Donaldson, the Company's COO. As of February 28, 2004, these advances to the Company total approximately $1,269,668 and bear interest at 6.25% per annum. These advances are unsecured and are payable upon demand. Neither the Company's CEO nor COO have made, nor anticipate making, any demand for payment until the Company's cash flow will permit repayment.

           EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
   (formerly Phoenix International Industries, Inc. and Subsidiaries)



       FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 31, 2003

              AND FOR THE PERIOD ENDED FEBRUARY 29, 2004

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-2

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets
     as of May 31, 2003 and 2002                                           F-3

   Consolidated Statements of Operations and Comprehensive Loss
     for the years ended May 31, 2003 and 2002                             F-5

   Consolidated Statement of Changes in Stockholders' Equity
     for the years ended May 31, 2003 and 2002                             F-7

   Consolidated Statements of Cash Flows
     for the years ended May 31, 2003 and 2002                             F-8

   Notes to Consolidated Financial Statements                             F-10

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets
     as of February 29, 2004 and February 28, 2003                        F-27

   Consolidated Statements of Operations and Comprehensive Loss
     for the nine and three months ended February 29, 2004 and
     February 28, 2004                                                    F-29

   Consolidated Statements of Cash Flows
     for the nine months ended February 29, 2004 and February 28, 2003    F-30

   Notes to Consolidated Financial Statements                             F-32

                        LETTERHEAD OF S. W. HATFIELD, CPA
                        ---------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors and Stockholders
Epicus Communications Group, Inc.
   (formerly Phoenix International Industries, Inc.)

We have audited the accompanying consolidated balance sheet of Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.) (a Florida corporation) and Subsidiaries as of May 31, 2003 and 2002 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the years ended May 31, 2003 and 2002, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.) as of May 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years ended May 31, 2003 and 2002, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, the Company continues to experience operating losses and negative cash flow from operating activities. Liquidity during this period has been provided by management and/or significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                                           S.W. HATFIELD, CPA
Dallas, Texas
August 21, 2003

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                           CONSOLIDATED BALANCE SHEETS
                              May 31, 2003 and 2002



                                                              May 31, 2003    May 31, 2002
                                     ASSETS                   ------------    ------------
                                     ------
CURRENT ASSETS
   Cash on hand and in bank                                   $    65,191      $       850
   Accounts receivable - Trade
     net of allowance for doubtful accounts
     of approximately $750,000 and $185,000, respectively       3,004,887        1,353,660
   Advances due from officer                                       15,000           15,000
                                                              -----------      -----------

     TOTAL CURRENT ASSETS                                       3,085,078        1,369,510
                                                              -----------      -----------


PROPERTY AND EQUIPMENT - AT COST                                  574,833          562,355
   Less Accumulated depreciation                                 (291,039)        (228,659)
                                                              -----------      -----------

     NET PROPERTY AND EQUIPMENT                                   283,794          333,696
                                                              -----------      -----------


OTHER ASSETS
   Deposits                                                       214,717          207,898
   Restricted cash                                                201,296          203,798
   Assets held for sale                                            30,285               --
   Trademark and corporate name development costs                  23,524           23,524
                                                              -----------      -----------

       TOTAL OTHER ASSETS                                         469,822          435,220
                                                              -----------      -----------


TOTAL ASSETS                                                  $ 3,838,694      $ 2,138,426
                                                              ===========      ===========

                                  - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                              May 31, 2003 and 2002

                                                                         May 31, 2003       May 31, 2002
                      LIABILITIES AND STOCKHOLDERS' EQUITY               ------------       ------------
                      ------------------------------------
CURRENT LIABILITIES
   Bank overdraft                                                         $         --      $     74,206
   Notes payable to banks and other                                          1,308,878         1,363,093
   Accounts payable - trade                                                  3,880,830         2,531,854
   Accrued sales and service taxes payable                                   1,268,450           623,677
   Accrued payroll and payroll taxes payable                                   494,551           286,719
   Accrued rent payable to affiliate                                           132,067            90,468
   Accrued interest payable                                                    884,148           527,243
   Accrued officer compensation                                              2,472,372         2,119,176
                                                                          ------------      ------------

     TOTAL CURRENT LIABILITIES                                              10,441,296         7,616,436
                                                                          ------------      ------------

LONG-TERM DEBT
   Advances from controlling shareholder/officer                             1,267,608         1,373,323
                                                                          ------------      ------------

     TOTAL LIABILITIES                                                      11,708,904         8,989,759
                                                                          ------------      ------------
COMMITMENTS AND CONTINGENCIES

CONVERTIBLE DEBENTURES                                                       1,255,128         1,429,697
                                                                          ------------      ------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock - $0.001 par value
     5,000 shares authorized
     None issued and outstanding - - Common stock - $0.001 par value
     200,000,000 shares authorized
     113,817,571 and 74,332,327 shares
       issued and outstanding, respectively                                    113,818            74,332
   Additional paid-in capital                                               13,891,580        13,145,002
   Accumulated deficit                                                     (23,130,736)      (21,500,364)
                                                                          ------------      ------------

     TOTAL STOCKHOLDERS' EQUITY                                             (9,125,338)       (8,281,030)
                                                                          ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $  3,838,694      $  2,138,426
                                                                          ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                        Years ended May 31, 2003 and 2002

                                                                               Year ended       Year ended
                                                                              May 31, 2003     May 31, 2002
                                                                              ------------     ------------
REVENUES - net                                                                $ 10,412,856      $ 6,029,792
COST OF SALES                                                                   (6,042,666)      (3,180,459)
                                                                              ------------      -----------

GROSS PROFIT                                                                     4,370,190        2,849,333
                                                                              ------------      -----------

OPERATING EXPENSES
   Selling expenses                                                              1,560,021          780,645
   General and administrative expenses                                           3,298,771        3,483,632
   Bad debt expense                                                                842,174        1,969,657
   Depreciation and amortization                                                   105,023          197,620
   Compensation expense related to common
     stock issuances at less than "fair value"                                      77,344           84,563
                                                                              ------------      -----------
     TOTAL OPERATING EXPENSES                                                    5,883,333        6,516,117
                                                                              ------------      -----------

LOSS FROM OPERATIONS                                                            (1,513,143)      (3,666,784)

OTHER INCOME
   Interest and other income (expense) - net                                        27,524          (78,627)
   Interest expense                                                               (415,691)        (414,807)
   Accretion of Beneficial Conversion
     Feature Discount on Convertible Debentures                                   (141,177)        (158,823)
   Impairment adjustment of reorganization value
     in excess of amounts allocated to identifiable assets                              --         (643,020)
   Abandonment and impairment of property and equipment                            (33,962)        (305,656)
                                                                              ------------      -----------
LOSS BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM                               (2,076,449)      (5,267,357)
PROVISION FOR INCOME TAXES                                                              --               --
                                                                              ------------      -----------

LOSS BEFORE DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM                      (2,076,449)      (5,267,357)
DISCONTINUED OPERATIONS
   Loss on final settlement and disposition of assets
     and operations in closed subsidiaries, net of income taxes                         --           20,913
   Income from operations of discontinued subsidiary, net of income taxes               --               --
                                                                              ------------      -----------

LOSS BEFORE EXTRAORDINARY ITEM                                                  (2,076,449)      (5,246,444)
EXTRAORDINARY ITEM
   Forgiveness and extinguishment of accounts payable                              446,077               --
                                                                              ------------      -----------

NET LOSS                                                                        (1,630,372)      (5,246,444)
OTHER COMPREHENSIVE INCOME                                                              --               --
                                                                              ------------      -----------

COMPREHENSIVE LOSS                                                            $ (1,630,372)     $(5,246,444)
                                                                              ============      ===========

                                  - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       AND COMPREHENSIVE LOSS - CONTINUED-
                        Years ended May 31, 2003 and 2002


                                                       Year ended       Year ended
                                                      May 31, 2003     May 31, 2002
                                                      ------------     ------------
LOSS BEFORE PROVISION FOR INCOME TAXES,
   DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM     $ (2,076,449)     $ (5,267,357)

PROVISION FOR INCOME TAXES                                      --                --
                                                      ------------      ------------

LOSS BEFORE DISCONTINUED OPERATIONS
   AND EXTRAORDINARY ITEM                               (2,076,449)       (5,267,357)

DISCONTINUED OPERATIONS                                         --            20,913
                                                      ------------      ------------

LOSS BEFORE EXTRAORDINARY ITEM                          (2,076,449)       (5,246,444)

EXTRAORDINARY ITEM                                         446,077                --
                                                      ------------      ------------

NET LOSS                                                (1,630,372)       (5,246,444)

OTHER COMPREHENSIVE INCOME                                      --                --
                                                      ------------      ------------

COMPREHENSIVE LOSS                                    $ (1,630,372)     $ (5,246,444)
                                                      ============      ============


Netloss per weighted-average share
   of common stock outstanding, calculated
   on Net Loss - basic and fully diluted
     From continuing operations                       $      (0.03)     $      (0.08)
     Discontinued operations                                    --                --
     Extraordinary item                                       0.01              0.00
                                                      ------------      ------------

                                                      $      (0.02)     $      (0.08)
                                                      ============      ============

Weighted-average number of shares
   of common stock outstanding                          88,673,078        64,444,538
                                                      ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        Years ended May 31, 2003 and 2002


                                          Common Stock       Additional
                                          ------------          paid-in      Accumulated
                                        Shares      Amount      capital        Deficit         Total
                                      ----------   --------  ------------   ------------    -----------

BALANCES AT JUNE 1, 2001              48,901,557   $ 48,902   $11,524,369   $(16,253,920)   $(4,680,649)

Issuance of common stock
   For cash pursuant to a private
     placement in accordance
     with Regulation S                 2,000,000      2,000        98,000             --        100,000
   For cash pursuant to options
     granted and exercised by
     non-officer employees             3,067,777      3,068       298,088             --        301,156
   For services rendered, interest
     and debt conversion              16,950,493     16,950     1,121,082             --      1,138,032
   For compensation to
     officers                          1,212,500      1,212        83,663             --         84,875
   For final settlement on
     disposition of Moye &
     Associates, Inc.                  2,200,000      2,200        19,800             --         22,000

Net loss for the year                         --         --            --     (5,246,444)    (5,246,444)
                                     -----------   --------   -----------   ------------    -----------

BALANCES AT MAY 31, 2002              74,332,327     74,332    13,145,002    (21,500,364)    (8,281,030)

Issuance of common stock
   For payment of interest and
     retirement of debt               32,963,022     32,963       462,041             --        495,004
   For services rendered               2,222,222      2,223        68,660             --         70,883
   For compensation
     to employees                      4,300,000      4,300        74,700             --         79,000
Accretion of Beneficial
   Conversion Discount Feature                --         --       141,177             --        141,177
Net loss for the year                         --         --            --     (1,630,372)    (1,630,372)
                                     -----------   --------   -----------   ------------    -----------


BALANCES AT MAY 31, 2003             113,817,571   $113,818   $13,891,580   $(23,130,736)   $(9,125,338)
                                     ===========   ========   ===========   ============    ===========

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        Years ended May 31, 2003 and 2002


                                                             Year ended     Year ended
                                                            May 31, 2003   May 31, 2002
                                                            ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the year                                    $(1,630,372)   $(5,246,444)
   Adjustments to reconcile net loss to net cash
     provided by operating activities
       Depreciation                                             105,023        102,951
       Amortization                                                  --         94,669
       Bad debt expense                                         842,174      1,969,657
       Expenses paid with common stock                          149,884        664,197
       Forgiveness and extinguishment of accounts payable       446,077             --
       Impairment and abandonment charges to operations          33,962        948,676
       Compensation expense related to common stock
         issuances at less than "fair value"                     77,344         84,563
       Accretion of Beneficial Conversion Feature
         Discount on Convertible Debentures                     141,177        158,823
     (Increase) Decrease in
         Accounts receivable                                 (2,493,401)    (2,248,490)
         Prepaid expenses                                            --          2,875
         Deposits, intangible and other assets                   (6,819)       294,516
   Increase (Decrease) in
         Accounts payable                                     1,746,519        764,860
         Accrued liabilities                                    894,204        675,816
         Accrued interest payable                               395,780        277,010
         Accrued officer compensation                           353,196        353,196
                                                            -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                          (162,594)    (1,103,125)
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   (Increase) Decrease in restricted cash                         2,502           (433)
   Purchase of property and equipment                           (70,834)       (50,255)
                                                            -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                           (68,332)       (50,688)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (Decrease) in cash overdraft                        (74,206)        70,290
   Proceeds from sale of common stock                                --        328,905
   Cash paid to raise capital                                        --        (30,727)
   Proceeds from convertible debentures                         150,000        155,000
   Cash advanced from (paid to) affiliated entities            (105,715)       469,758
Repayments of advances from stockholder                              --             --
Proceeds from notes payable                                          --        150,000
   Cash to repay notes payable                                       --        (47,128)
                                                            -----------    -----------
NET CASH USED IN FINANCING ACTIVITIES                           (29,921)     1,096,098
                                                            -----------    -----------

INCREASE (DECREASE) IN CASH                                      64,341        (57,715)
Cash at beginning of period                                         850         58,568
                                                            -----------    -----------

CASH AT END OF PERIOD                                       $    65,191    $       850
                                                            ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                        Years ended May 31, 2003 and 2002


                                                            Year ended   Year ended
                                                           May 31, 2003 May 31, 2002
SUPPLEMENTAL DISCLOSURE OF
   INTEREST AND INCOME TAXES PAID
     Interest paid for the period                         $      19,911   $     --
                                                          =============   ========
     Income taxes paid for the period                     $          --   $     --
                                                          =============   ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES
     Common stock issued for retirement of debt           $     378,784   $440,303
                                                          =============   ========
     Common stock issued in payment of accrued interest   $      38,875   $137,797
                                                          =============   ========

The accompanying notes are an integral part of these consolidated financial statements.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Phoenix International Industries, Inc. (Company) was incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name Hydrobac, Inc. On July 7, 1986, the Company's name was changed to ProBac, Inc. and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods the Company's primary business was in various types of products and systems for use in the environmental clean-up industry. On October 2, 1996, the Company's name was changed to Phoenix International Industries, Inc. From January 1996 through May 31, 1997, the Company sought acquisitions as it wound down and closed its original environmental clean-up business.

In May 2003, Phoenix International Industries Inc. changed the company's name to Epicus Communications Group, Inc. (Epicus Group). The name change was effected to better reflect the Company's business emphasis on the telecommunications sector and to better create consistent name branding with the Company's wholly-owned operating subsidiary, Epicus, Inc.

During Fiscal 2000, the Company acquired control of Telephone Company of Central Florida, Inc. (TCCF), an entity then operating under Chapter 11 of the United States Bankruptcy Court. As an integral component of TCCF's Plan of Reorganization, the Company recapitalized TCCF, effective on the effective date of TCCF's discharge from bankruptcy. On July 9, 1999, the U. S. Bankruptcy Court issued an Order of Confirmation related to TCCF's Plan of Reorganization and the Company recapitalized TCCF within ten days of the Confirmation Order. TCCF is a "competitive local exchange carrier ("CLEC") telephone company and a reseller of other telecommunications services. On January 17, 2001 the corporate name of TCCF was changed to Epicus, Inc. (Epicus).

On July 28, 2000, the Company acquired 100% of the stock of Moye & Associates, Inc. (Moye) of St. Simons Island Georgia. Moye's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by management as being synergetic with the operations of TCCF. On July 19, 2001, the Company sold all operating assets of Moye to an unrelated party and, effectively, discontinued all operations within this subsidiary.

On April 9, 1998, the Company acquired 100% of the outstanding stock of Mic Mac Investments, Inc. (Mic Mac), a South Carolina corporation. Mic Mac at the time of acquisition was a long distance telephone service "reseller" specializing in services to the hospitality industry. All operations related to Mic Mac were discontinued by February 1999.


NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of May 31.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE B - PREPARATION OF FINANCIAL STATEMENTS - CONTINUED

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These financial statements reflect the books and records of Epicus Communications Group, Inc., Epicus, Inc., Mic Mac, Inc. and Moye & Associates, Inc. for the years ended May 31, 2003 and 2002, respectively. All significant intercompany transactions have been eliminated in consolidation. The consolidated entities are referred to as either Company or Epicus Group.

The Company conducted business activities in only one distinct business segment during Fiscal 2003 and 2002.


NOTE C - GOING CONCERN UNCERTAINTY

The Company has experienced cumulative operating losses for the previous three-year period of approximately $15,600,000 and has used cash in operating activities for the same period of approximately $4,636,000. In a effort to control costs and better manage the Company's key operating subsidiary, Epicus, Inc., the Company discontinued all operations within Mic Mac and Moye during the year ended May 31, 2002 and has sold or otherwise disposed of all operating assets of these subsidiaries.

The Company's liquidity has been sustained through the sale of equity securities, restricted and unrestricted, domestically and in international markets. Further, significant working capital advances have been made by members of management or by entities owned or controlled by members of management.

Management is of the opinion that Epicus became cash flow positive during the third quarter of Fiscal 2003 (year ending May 31, 2003). This event contributed significantly to the improvement of relations with the Company's vendors to relieve daily operational pressures and should continue to provide sufficient cash to support the Company's day-to-day liquidity requirements as well as retire outstanding debt and delinquent trade payables during future periods.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Because of the Company's lack of positive cash flows, the Company's continuance is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE C - GOING CONCERN UNCERTAINTY - CONTINUED

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. CASH AND CASH EQUIVALENTS

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2. ACCOUNTS RECEIVABLE

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States and are principally concentrated in the southeastern quadrant of the country. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3. PROPERTY AND EQUIPMENT

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally three to ten years, of the individual assets using the straight-line method. Gains and losses from the disposition of property and equipment are included in operations as incurred.

4. INTANGIBLE ASSETS

     Monies paid for development of the trade name "Epicus", approximately $23,525, were capitalized as a component of Other Assets on the Company's consolidated balance sheet. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter. For each of the years ended May 31, 2003 and 2002, no charges to operations were made for impairments in the future benefit of this trade name.

     Other intangible assets are amortized over the estimated useful life of the underlying asset using the straight-line method.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

5. GOODWILL AND REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO IDENTIFIABLE ASSETS

     Goodwill represents the excess of the purchase price paid for a subsidiary over the fair market values of the underlying assets and liabilities assumed in the acquisition transaction. These amounts are amortized over a five to ten year period using the straight-line method. As of May 31, 2002, all goodwill has been charged to operations as a result of the discontinuing of all operations in acquired subsidiaries.

     Reorganization Value in Excess of Amounts Allocable to Identified Assets represents the excess of the recapitalized value of Epicus over the fair market value of the assets acquired upon final settlement of Epicus' filing under Chapter 11 of the United States Bankruptcy Code. This amount was originally being amortized over a forty year term using the straight-line method. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter.

     As of May 31, 2002, management, upon realization that the Fiscal 2002 operational objectives were not met, recorded an impairment of future recoverability of the recorded reorganization value in excess of amounts allocated to identifiable assets equivalent to 100.0% of the unamortized goodwill remaining at May 31, 2002.

6. REVENUE RECOGNITION

     Local telephone services for business and residential service are billed to the respective customer in advance at the initiation of each monthly billing cycle. Long distance telephone services are billed in arrears in the month following the provision of the service. All revenue for both local and long distance services are recognized at the respective date of billing.

     In the event of cancellation of service by a customer prior to the expiration of the completion of the monthly billing cycle results in a partial refund due to the customer. These reductions of revenue, due to cancellation of service, are recognized at the point of service termination and are recognized as a component of trade accounts payable until final settlement of the customer's account balance.

7. INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. At May 31, 2003 and 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of May 31, 2003 and 2002, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

8. ADVERTISING COSTS

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

9. EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of May 31, 2003 and 2002, the Company's issued and outstanding, warrants, options and convertible debt are considered antidilutive due to the Company's net operating loss position.

10.  EMPLOYEE STOCK OPTIONS

     The Company has adopted the policy of fair value based accounting for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.


NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


NOTE F - CONCENTRATIONS OF CREDIT RISK

The Company and its Epicus subsidiary maintain their respective cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company and its subsidiaries are entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the years ended May 31, 2003 and 2002, respectively, the various operating companies had deposits in a financial institution with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses during Fiscal 2003 or 2002 as a result of any of these unsecured situations.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE G - BUSINESS COMBINATIONS

On July 28, 2000, in accordance with an Agreement and Plan of Share Exchange, the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as TheBest.Net (Moye). The Company exchanged an aggregate 600,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding stock of Moye. The transaction was accounted for using the purchase method of accounting. Goodwill is normally recorded when the purchase price exceeds the fair value of the net assets and liabilities acquired. Management reviewed the prospects of recovery of goodwill that was recorded on the date of purchase and determined that the goodwill was 100% impaired based on the Letter of Intent to sell Moye & Associates (see below). The excess of the fair value of the liabilities assumed over the fair value of the assets acquired (negative book value) was not recorded as negative Goodwill.

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Moye. The buyer paid $133.33 for each existing"dial-up" and "domain hosting client". It was estimated that there were between approximately 1,500 and 2,700 active fee-for-service clients on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 into an interest bearing account at the date of signing. As of May 31, 2002, all amounts due under this sale of assets contract had been satisfied.

During Fiscal 2003, the Company issued approximately 500,000 shares of restricted, unregistered common stock to Tully Moye in complete settlement of all remaining obligations related to the acquisition and disposition of Moye & Associates, Inc. (dba TheBest.Net).


NOTE H - RESTRICTED CASH

As collateral for a standby letter of credit securing telephone service provided by BellSouth Corp., the Company has placed on deposit with the financial institution issuing the standby letter of credit approximately $201,000 in an interest bearing certificate of deposit.


NOTE I - ADVANCES DUE FROM OFFICER

The Company has advanced approximately $15,000 to a corporate officer. This amount is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation.


NOTE J - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of May 31, 2003 and 2002, respectively:

                                            May 31, 2003     May 31, 2002      Estimated life
                                            ------------     ------------      --------------
         Computer equipment                    $385,668         $349,980          5 years
         Office furniture and fixtures         44,126           67,336          7-10 years
         Software and system programming       145,039          145,039           5 years
                                               -------          -------
                                               574,833          562,355
         Less accumulated depreciation         (291,039)        (228,659)
                                                -------          -------
         Net property and equipment            $283,794         $333,696
                                                =======          =======

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE J - PROPERTY AND EQUIPMENT - CONTINUED

Depreciation expense for the years ended May 31, 2003 and 2002, was $105,023 and $102,951, respectively.

During the fourth quarter, management performed a complete physical inventory of all property and equipment, reevaluated the estimated useful lives of all property and equipment remaining in service at May 31, 2002, and evaluated the potential recoverability of all property and equipment pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". On May 31, 2002, the Company recognized an abandonment of certain previously capitalized property and equipment resulting in a charge to operations of approximately $305,656. Additionally, management established new estimated useful lives of property and equipment as follows:

                                             As of             As of
                                          May 31, 2002     May 31, 2001
                                          ------------     ------------
         Computer equipment                  5 years         12 years
         Office furniture and fixtures     7-10 years        12 years
         Software development                5 years         12 years

The effect of this change in estimate was recognized in the fourth quarter for Fiscal 2002 and prospectively for all remaining balances to be depreciated.


NOTE K - ACCRUED OFFICER COMPENSATION

As of May 31, 2003 and 2002, respectively, the Company has accrued approximately $2,472,372 and $2,119,176 for earned, but unpaid, compensation to it's Chief Executive Officer and Chief Operating Officer, at a rate of approximately at the rate of approximately $20,833 and $8,600 per month respectively.

In July 2001, the Company's Board of Directors approved the issuance of a bonus to the Company's Chief Executive Officer and Chief Operating Officer, to be paid in the form of common stock registered pursuant to a Registration Statement on Form S-8, as additional compensation for the Company's inability to provide consistent cash compensation to these officers. In July 2001, the Company issued 600,000 shares of common stock in a transaction valued at approximately $36,000, which equaled the closing quoted price of the Company's equivalent securities on the date of the transaction.

NOTE L - NOTES PAYABLE TO BANKS AND OTHERS

Notes payable to banks and others at May 31, 2003 and 2002 are as follows:

                                                                                  May 31, 2003 May 31, 2002
                                                                                  ------------ ------------
$750,000 note payable to a foreign corporation. Interest at 13.0% Accrued interest payable quarterly. Final maturity due in June 2003 and automatically renewable for one-year periods upon written notice by the Company prior to the maturity date. Collateralized by 3,000,000 shares of restricted,
   unregistered common stock of the Company.                                       $  750,000   $  750,000

$400,000 note payable to creditor trust fund. Interest at 8.0%. Payable in quarterly installments of $25,000 plus accrued interest. Final maturity in
   April 2004. In the event the Company fails to make any scheduled quarterly payment, the Creditors' Trust is entitled to an immediate entry of judgment for any remaining amounts due upon the filing of an Affidavit of
   Non-Payment by the Creditors' Trust.                                            $  350,000   $  350,000

$150,000 note payable to an individual. Principal and unpaid interest
   due upon demand. Unsecured                                                         111,000      111,000

$97,878 note payable to an unrelated entity.  Non-interest bearing.
   Unsecured. Due upon demand                                                          97,878       97,878

$100,000 note payable to former employee pursuant to an employment agreement for advances made by former owner of an acquired subsidiary.
   Non-interest bearing Paid in May 2003 with the issuance of 500,000 shares
   of restricted, unregistered common stock                                                --       54,215
                                                                                   ----------   ----------

   Total notes payable to banks and others                                         $1,308,878   $1,363,093
                                                                                   ==========   ==========


NOTE M - LONG-TERM DEBT

Long-term debt consists of the following at May 31, 2003 and 2002:

                                                                                  May 31, 2003 May 31, 2002
                                                                                  ------------ ------------

Unsecured advances made by the Company's Chief Executive Officer and/or entities controlled by either Company officers and/or individuals related to the
   Company's Chief Executive
   Officer.  Interest at 6.25%.  Due upon demand.  Unsecured                       $1,267,608    $1,373,323
                                                                                   ==========    ==========


                (Remainder of this page left blank intentionally)

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - CONVERTIBLE DEBENTURES

On September 28, 2001, a consortium of four (4) separate investment entities under common management purchased 12% convertible debentures from the Company and were issued the right to receive warrants to purchase an aggregate of 3,500,000 shares of common stock from the Company in a future private placement transaction.

As of May 31, 2003, the Company has issued and outstanding approximately $1,255,128 in 12.0% convertible debentures (Debentures). Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such Debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at the Company's option, in either cash or restricted, unregistered common stock. The Debentures must be prepaid if an event of default occurs under the Debentures and at the Company's option may be prepaid within thirty days of the original issue date of the Debentures. Management is of the opinion that the Company has sufficient authorized common shares to cover the conversions. In the event that the Company does not have adequate authorized and unissued shares of common stock to effect the maximum shares needed to effect the conversion, the Company may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the Debenture documents and could result in the acceleration of all amounts due under the Debentures.

On May 1, 2003, the Company and the Debenture Holders entered into a Debenture Redemption Agreement (Redemption Agreement). The Redemption Agreement sets forth the following terms and conditions related to the Debentures on an ongoing basis:

         1. Redemption Schedule; Payment of Net Redemption Amount: The Company shall pay the Net Redemption Price to the Debenture Holders in monthly installments in the amount of $40,000 (the "Monthly Redemption Payment"), with the first installment thereof due on July 1, 2003 and subsequent installments thereof due on the first business day of each succeeding month (each, a "Payment Date") until the Net Redemption Amount has been paid in full. The Company shall pay the Debenture Holders by wire transfer of immediately available funds pursuant to the Debenture Holders' written instructions. The Monthly Redemption Payment shall be applied with respect to the Debenture Holders in the following order: (i) Accrued Interest, (ii) Redemption Premium, and (iii) outstanding principal balance of the Owned Debentures.

         2. Prohibited Conversions: The Debenture Holders shall not convert the Owned Debentures into shares of the Company's common stock, par value $0.001 per share (the "Shares") during the period commencing on the date hereof and ending on June 30, 2003 (the "Prohibited Period").

         3. Permitted Conversions: Following the Prohibited Period, the Debenture Holders shall be permitted to convert its Owned Debentures, to the extent such Owned Debentures have not been previously redeemed hereunder, into Shares in accordance with the terms and subject to the conditions of the Owned Debentures, subject to the following restrictions:

                  a) If the last reported sale price of the Shares on the Over-the-Counter Bulletin Board as reported by Bloomberg (the "Price") is less than $.10 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 300,000 Shares every thirty (30) days during the period in which the Price remains less than $.10 per Share,

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

                  b) If the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 500,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share,

                  c) If the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 750,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, and

                  d) If the Price is equal to or exceeds $.30 per Share, then the Debenture Holders shall not be restricted by the Company hereunder with respect to the number of Shares into which the Debentures may be converted during the period that the Price is equal to or exceeds $.30 per Share, provided, however, that if the Company fails to (i) make the Monthly Redemption Payment pursuant to Section 2 hereof within five (5) business days following the Payment Date or (ii) pay any delinquent amounts that are due and owing under this Agreement, then the foregoing restrictions on the Debenture Holders' right to convert their Owned Debentures into Shares shall be suspended until the first day of the next month following the date that the Monthly Redemption Payment is received in full by the Debenture Holders.

         4. Issuance of Additional Shares: The Company shall issue and deliver to the Debenture Holders shares of common stock representing, in the aggregate, one percent (1%) of the outstanding shares of the Company on the earlier to occur of:
                  (i) the date of full conversion by the Debenture Holders of all of the Owned Debentures and (ii) the date of payment by the Company of the total Aggregate Redemption Price (collectively, the "Additional Shares").

         5. Interest: Interest on the outstanding balance of the Owned Debentures shall continue to accrue following the date hereof as specified in the respective Owned Debenture and shall be payable in cash or Shares in accordance with the terms thereof.

         6. Effectiveness of the Registration Statement: The Company shall take all necessary actions, including the preparing and filing of one or more registration statements of the Company and any amendments or supplements thereto (the "Registration Statement") required under the Securities Act of 1933, as amended, and the rules and regulation thereunder, to cause the Shares issuable upon conversion of the Owned Debentures to be registered for resale pursuant to an effective Registration Statement. If (i) the Company fails to respond to all comments made by the Securities and Exchange Commission (the "SEC") in connection with the Registration Statement within ten (10) business days of receipt from the SEC or (ii) the SEC has not declared the Registration Statement effective on or before July 10, 2003, then the Company shall immediately pay to each Debenture Holders an amount equal to five percent (5%) of the sum of (a) the outstanding balance of the Debenture Holders's Owned Debentures, (b) accrued interest on the Debenture Holders's Owned Debentures and (c) a premium equal to thirty percent (30%) of the sum of (a) and (b) (the "Registration Penalty"). The Registration Penalty shall be payable either in cash or Shares, the number of which shall be based on the conversion price set forth in the Owned Debentures, at each Debenture Holders's option. If a Debenture Holders elects to receive the Registration Penalty in cash, then the full amount of the Registration Penalty shall be paid to such Debenture Holders by wire transfer of immediately available funds in accordance with the instructions set forth on attached
                  Schedule II.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

         7. Effect of Breach: In the event of a breach by the Company of any of the provisions of this Agreement, either by a failure to timely make any payment or failure to effect any conversion by the Debenture Holders or otherwise, in addition to any other remedies available to the Debenture Holders in law or equity with respect to such breach, the applicable discount to the market price of the Owned Debentures shall permanently be amended from fifty percent (50%) to seventy-five percent (75%).

In conjunction with the issuance of the convertible debentures, the debentures were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $300,000. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the maturity date of the underlying debentures. Approximately $141,177 and $158,823 was amortized to operations during the years ended May 31, 2003 and 2002, respectively.


NOTE O - INCOME TAXES

The components of income tax (benefit) expense for the years ended May 31, 2003 and 2002, respectively, are as follows:
                                             May 31, 2003      May 31, 2002
                                             ------------      ------------
       Federal:
         Current                                   $    --           $   --
         Deferred                                       --               --
                                                   -------           ------
                                                        --               --
                                                   -------           ------
       State:
         Current                                        --               --
         Deferred                                       --               --
                                                   -------           ------
                                                        --               --
                                                   -------           ------
         Total                                     $    --           $   --
                                                   =======          =======

The Company has a net operating loss carryforward of approximately $14,000,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2006. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended May 31, 2003 and 2002, respectively, are as follows:

                                                      May 31, 2003  May 31, 2002
                                                      ------------  ------------

Statutory rate applied to loss before income taxes     $(554,326)   $(1,784,000)
Increase (decrease) in income taxes resulting from:
     State income taxes                                       --           -
     Other, including reserve for deferred tax asset     554,326      1,784,000
                                                       ---------    -----------
       Income tax expense                              $      --    $        --
                                                       =========    ===========

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE O - INCOME TAXES - CONTINUED

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and accrued, but unpaid, accruals for officer compensation and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of May 31, 2003 and 2002, respectively:
                                                 May 31, 2003    May 31, 2002
       Deferred tax assets
         Net operating loss carryforwards         $4,760,000      $5,195,000
         Less valuation allowance                 (4,760,000)     (5,195,000)
                                                  ----------      ----------

       Net Deferred Tax Asset                     $       --      $       --
                                                  ==========      ===========

During the year ended May 31, 2003 and 2002, respectively, the valuation allowance (decreased) increased by approximately $(435,000) and $1,482,000.


NOTE P - PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of up to 5,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. There are no shares of Preferred Stock issued and outstanding at May 31, 2003 or 2002, respectively.

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - COMMON STOCK TRANSACTIONS

On September 28, 2001, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 4,500,000 shares to individuals providing consulting , legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $270,000 was charged to operations as a result of these transactions.

On May 6, 2002, the Company filed a Registration Statement under The Securities Act of 1933 on Form S-8 registering an aggregate 5,000,000 shares of common stock. During Fiscal 2002, the Company issued an aggregate 3,325,000 shares to individuals providing various consulting, legal and financial services to the Company. These transactions were valued at the closing quoted price of the Company's common stock at the transaction date. An aggregate $133,000 was charged to operations as a result of these transactions.

During Fiscal 2002, the Company issued an aggregate 4,998,013 shares of common stock as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 1,347,465 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

In February 2002, the Company sold an aggregate 2,000,000 shares of common stock to foreign investors, pursuant to Regulation S, for gross proceeds of $100,000. The Company also incurred fees for capital placement services of approximately $31,000.

In June 2001 and October 2001, the Company issued an aggregate 2,200,000 shares of common stock to former shareholders of Moye & Associates, Inc. in final settlement of all outstanding issues, payments and compensation related to this acquisition in a prior period. Approximately $22,000 was charged to operations on this transaction.

During Fiscal 2002, the Company issued an aggregate 1,700,000 shares of restricted, unregistered common stock as payment for various business and financial consulting services. These transactions were valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of these transactions, approximately $54,000 was charged to operations.

On June 10, 2002, the Company issued an aggregate 150,000 (50,000 each) shares of restricted, unregistered common stock to three unrelated individuals as payment for various business and financial consulting services. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $3,000 was charged to operations.

On July 29, 2002, the Company issued 100,000 shares of restricted, unregistered common stock to an employee of Epicus, Inc. as payment of a retirement bonus. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $2,000 was charged to operations.

During the period from September 25, 2002 through November 13, 2002, the Company issued an aggregate 3,104,832 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 1,375,000 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - COMMON STOCK TRANSACTIONS - CONTINUED

On February 2, 2003, the Company issued an aggregate 1,800,000 shares (200,000 shares each) of restricted, unregistered common stock nine (9) separate employees of Epicus, Inc. for performance bonuses. Further, the Company issued 1,000,000 shares of restricted, unregistered common stock to the Chief Information Officer of Epicus, Inc. as a performance bonus. These aggregate transactions were valued on the respective transaction date at approximately the closing quoted market price of the Company's common stock. As a result of this transaction, approximately $56,000 was charged to operations.

On February 20, 2003 and April 15, 2003, the Company, in separate transactions, issued 500,000 and 972,222 shares of restricted, unregistered common stock, respectively, to an unrelated corporation for business and financial consulting services. This transaction was valued on the transaction date at approximately the closing quoted market price of the Company's common stock. As a result of these transactions, approximately $42,083 was charged to operations.

During the period from September 25, 2002 through February 28, 2003, the Company issued an aggregate 17,384,592 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 3,375,000 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

On March 7, 2003, the Company issued an aggregate 300,000 (100,000 each) shares of common stock previously registered on Form S-8 to the three individuals receiving common stock in the June 10, 2002 transaction listed above. As a result of this transaction, approximately $6,300 was charged to operations.

During the period from March 14, 2003 through April 11, 2003, the Company issued an aggregate 11,003,034 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. These transactions were valued pursuant to the debenture terms.


NOTE R - STOCK WARRANTS

On September 28, 2001, in conjunction with the sale of an aggregate of $700,000 of 12% convertible debentures, the Company issued the right to receive warrants to purchase an aggregate 3,500,000 shares of common stock at a price to be determined at the time of the warrant(s) issue. As of May 31, 2003, and subsequent thereto, the Company has not issued any warrants.


NOTE S - STOCK OPTIONS

On May 31, 1998, the Company's Board of Directors adopted a Stock Option Plan far its employees, directors and consultants. On April 24, 2001, the Company filed a Registration Statement under the Securities Act of 1933 on Form S-8 to register 5,000,000 underlying shares of the stock option plan.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE S - STOCK OPTIONS - CONTINUED

The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company. The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. Shares of Common Stock delivered in payment in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. By acceptance of an Award, the Award is a special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary.

Employees of the Company who have been granted options are authorized by the Committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. Through May 31, 2003, options to purchase a cumulative 4,296,277 shares of common stock of the 5,000,000 shares authorized in the Plan have been granted and concurrently exercised. As of May 31, 2003, there are no granted and outstanding options.


NOTE T - COMMITMENTS AND CONTINGENCIES

LEASED FACILITIES
-----------------

The Company leases its corporate offices from an entity owned by the Company's President and Chief Executive Officer. The lease, which provides for annual rentals of approximately $42,400. Rent expense for the years ended May 31, 2003 and 2002 was $42,400 and $42,400, respectively.

The Company's operating subsidiary, Epicus, has entered into sublease agreement for office space in Lake Mary, Florida. The lease expires September 24, 2004 and requires monthly rental payments of approximately $11,500 per month for the first 12 months of the sublease term and $11,845 for the remainder of the term. Epicus also has a first right of refusal to acquire additional space contiguous to the new space. Further, the Company has an option to acquire certain office furnishings left in the space by the former tenant at a bargain price if said option is exercised by December 31, 2003. Future payments under this sublease are as follows: year ending December 31, 2003 - approximately $138,000; year ending December 31, 2004 - approximately $106,600.

                (Remainder of this page left blank intentionally)

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE T - COMMITMENTS AND CONTINGENCIES - CONTINUED

LITIGATION
----------

Epicus, Inc. (Epicus) has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. The Company believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against Epicus in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, Epicus agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 was payable on October 15, 2002. While the scheduled payment(s) have not been demanded by Sprint, as of the date of this filing, Management of the Company intends to enter negotiations to renew and/or restructure the payment agreement in order to mitigate any potentially negative effect on the Company's cash flow while satisfying this obligation.

A suit has been filed against Epicus in the Supreme Court of British Columbia in Vancouver, Canada by EXL Information Corporation, a Canadian corporation, in the amount of $184,761 for alleged breach of contract regarding a licensing fee for the use of their billing software. Epicus used the software for a short period of time and found that, contrary to the vendor's representations, it did not meet our specific needs and therefore stopped payment. EXL Information Corporation is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

In June 2002, AT&T Corporation filed a lawsuit against Epicus Group in the amount of $480,796 alleging non-payment of charges. Epicus Group has consistently denied responsibility for the charges and negotiations have been ongoing in an attempt to resolve this dispute. The matter has gone to mediation and a verbal agreement for a settlement in the amount of $120,000 has been reached.

During the quarter ended May 31, 2003, there has been no significant change in any of the above listed litigation, except as noted.

                (Remainder of this page left blank intentionally)

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE U - SELECTED FINANCIAL DATA (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended May 31, 2003 and 2002, respectively:

                              Quarter ended    Quarter ended    Quarter ended  Quarter ended    Year ended
                               August 31,      November 31,      February 28,      May 31,        May 31,
                             --------------    -------------    -------------  -------------   -----------
FISCAL 2003
-----------
   Telecommunication
     revenues                 $  1,700,256    $  2,547,832    $  3,210,507    $   2,954,261    $ 10,412,856
   Gross profit               $    975,655    $  1,440,695    $  1,647,117    $     306,723    $  4,370,190
   Net earnings (loss)
     after provision
     for income taxes         $    (22,197)   $    261,431    $     10,645    $  (1,880,251)   $ (1,630,372)
   Basic and fully diluted
     earnings per share                nil             nil             nil    $       (0.02)   $      (0.02)
   Weighted average
     number of shares
     issued and outstanding     74,504,610      76,328,926      87,967,274      109,572,103      88,673,078

FISCAL 2002
-----------
   Telecommunication
     revenues                 $  1,486,709    $  1,750,264    $  1,357,342    $   1,435,477    $  6,029,792
   Gross profit               $    643,841    $    660,276    $    569,514    $     975,702    $  2,849,333
   Net earnings (loss)
     after provision
     for income taxes         $   (950,503)   $   (808,795)   $   (179,755)   $  (3,307,391)   $ (5,246,444)
   Basic and fully diluted
     earnings per share       $      (0.02)   $      (0.01)            nil    $       (0.05)   $      (0.08)
   Weighted average
     number of shares
     issued and outstanding     56,460,200      66,398,818      70,438,085       71,336,540      64,444,538

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                           CONSOLIDATED BALANCE SHEETS
                     February 29, 2004 and February 28, 2003

                                   (UNAUDITED)

                                                                       February 29,  February 28,
                                                                           2004          2003
                                                                       -----------    -----------
                                     ASSETS
                                     ------
CURRENT ASSETS
   Cash on hand and in bank                                            $    72,241    $    19,295
   Accounts receivable - Trade, net of allowance for doubtful
     accounts of approximately $1,469,681 and $350,000, respectively     6,109,049      3,613,769
   Advances due from officer                                                15,000         15,000
                                                                       -----------    -----------

     TOTAL CURRENT ASSETS                                                6,196,290      3,648,064
                                                                       -----------    -----------


PROPERTY AND EQUIPMENT - AT COST                                           606,505        548,507
   Less Accumulated depreciation                                          (373,886)      (261,505)
                                                                       -----------    -----------

     NET PROPERTY AND EQUIPMENT                                            232,619        287,002
                                                                       -----------    -----------


OTHER ASSETS
   Deposits                                                                510,839        202,706
   Restricted cash                                                              --        201,267
   Assets held for sale                                                         --         30,285
   Trademark and corporate name development costs                           23,524         23,524
                                                                       -----------    -----------

       TOTAL OTHER ASSETS                                                  534,363        457,782
                                                                       -----------    -----------


TOTAL ASSETS                                                           $ 6,963,272    $ 4,392,848
                                                                       ===========    ===========

                                  - CONTINUED -

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                     February 29, 2004 and February 28, 2003

                                   (UNAUDITED)

                                                   February 29,     February 28,
                                                      2004              2003
                                                   ------------    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
   Bank overdraft                                  $    211,935    $         --
   Notes payable                                      1,308,878       1,363,093
   Accounts payable - trade                           5,505,168       3,016,551
   Accrued sales and service taxes payable            2,829,400       1,007,216
   Accrued payroll and payroll taxes payable            510,841         479,056
   Accrued rent payable to affiliate                    163,267         121,667
   Accrued interest payable                             930,944         789,991
   Accrued officer compensation                       2,737,269       2,384,073
                                                   ------------    ------------

     TOTAL CURRENT LIABILITIES                       14,197,702       9,161,647
                                                   ------------    ------------


LONG-TERM DEBT
   Advances from controlling shareholder/officer        538,617       1,269,668
                                                   ------------    ------------

     TOTAL LIABILITIES                               14,736,319      10,431,315
                                                   ------------    ------------


COMMITMENTS AND CONTINGENCIES


CONVERTIBLE DEBENTURES                                  746,269       1,290,885
                                                   ------------    ------------


STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock - $0.001 par value
     5,000 shares authorized
     None issued and outstanding                             --              --
   Common stock - $0.001 par value
     800,000,000 shares authorized
     203,449,951 and 98,641,919 shares
       issued and outstanding                           203,450          98,642
   Additional paid-in capital                        15,919,133      13,822,491
   Accumulated deficit                              (24,641,899)    (21,250,485)
                                                   ------------    ------------

     TOTAL STOCKHOLDERS' EQUITY                      (8,519,316)     (7,329,352)
                                                   ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  6,963,272    $  4,392,848
                                                   ============    ============

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
       Nine and Three months ended February 29, 2004 and February 28, 2003

                                   (UNAUDITED)

                                               Nine months     Nine month    Three months    Three months
                                                  ended           ended          ended          ended
                                               February 29,    February 28,   February 29,   February 28,
                                                   2004           2003           2004           2003
                                               ------------    -----------    -----------    -----------

REVENUES - net                                 $ 17,939,571    $ 7,458,595    $ 6,906,208    $ 3,210,507
COST OF SALES                                    12,582,642      3,408,128      5,079,775      1,576,390
                                               ------------    -----------    -----------    -----------

GROSS PROFIT                                      5,356,929      4,050,467      1,826,433      1,647,117
                                               ------------    -----------    -----------    -----------

OPERATING EXPENSES
   Selling, general and
     administrative expenses                      6,369,119      3,226,214      2,231,382      1,383,070
   Compensation expense related to
     common stock issuances at less
     than "fair value"                              130,727        311,934         79,254        311,934
   Depreciation and amortization                     82,847         75,489         28,884          6,164
                                               ------------    -----------    -----------    -----------
     TOTAL OPERATING EXPENSES                     6,582,693      3,613,664      2,339,520      1,701,168
                                               ------------    -----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS                    (1,225,764)       436,803       (513,087)       (67,051)

OTHER INCOME
   Interest and other income (expense) - net          1,788            915            191            915
   Interest expense                                (259,002)      (366,277)       (75,516)      (207,539)
   Gain on forgiveness of accounts payable               --        353,577             --        353,577
   Loss on disposition of fixed assets              (28,185)       (33,962)            --        (33,962)
   Accretion of Beneficial Conversion
     Feature Discount on Convertible
     Debentures                                          --       (141,177)            --        (35,295)
                                               ------------    -----------    -----------    -----------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                              (1,511,163)       249,879       (588,412)        10,645

PROVISION FOR INCOME TAXES                               --             --             --
                                               ------------    -----------    -----------    -----------

NET INCOME (LOSS)                                (1,511,163)       249,879       (588,412)        10,645

OTHER COMPREHENSIVE INCOME                               --             --             --
                                               ------------    -----------    -----------    -----------

COMPREHENSIVE INCOME (LOSS)                    $ (1,511,163)   $   249,879    $  (588,412)   $    10,645
                                               ============    ===========    ===========    ===========

Net loss per weighted-average share
   of common stock outstanding, calculated
   on Net Loss - basic and fully diluted       $      (0.01)           nil            nil            nil
                                               ============    ===========    ===========    ===========

Weighted-average number of shares
   of common stock outstanding                  140,805,669     79,549,967    167,746,141     87,964,274
                                               ============    ===========    ===========    ===========

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            Nine months ended February 29, 2004 and February 28, 2003

                                   (UNAUDITED)

                                                     Nine months   Nine months
                                                        ended         ended
                                                     February 29,  February 28,
                                                         2004          2003
                                                     ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss) for the period                  $(1,511,163)  $   249,879
   Adjustments to reconcile net loss to net cash
     provided by operating activities
       Depreciation                                       82,847        75,489
       Amortization                                           --            --
       Expenses paid with common stock                   109,600        71,000
       Bad debt expense                                1,490,000       165,000
       Compensation expense related to common stock
         issuances at less than "fair value"             130,727       311,934
       Gain on forgiveness of accounts payable                --      (353,577)
       Loss on disposition of fixed assets                28,185        33,962
       Accretion of Beneficial Conversion Feature
         Discount on Convertible Debentures                   --       141,177
       (Increase) Decrease in
         Accounts receivable                          (4,594,162)   (2,425,109)
         Deposits, intangible and other assets          (296,122)        5,192
       Increase (Decrease) in
         Accounts payable                              1,624,337       789,741
         Accrued liabilities                           1,787,442       908,698
         Accrued officer compensation                    264,897       264,897
                                                     -----------   -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES     (883,412)      238,283
                                                     -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   (Increase) Decrease in restricted cash                201,296         2,531
   Proceeds from assets held for sale                      2,100            --
   Purchase of property and equipment                    (31,672)      (44,508)
                                                     -----------   -----------
NET CASH USED IN INVESTING ACTIVITIES                    171,724       (41,977)
                                                     -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (Decrease) in cash overdraft                 211,935       (74,206)
   Proceeds from sale of common stock                    568,000            --
   Cash advanced (repaid) from/to stockholder            (61,197)     (103,655)
   Proceeds from convertible debentures                       --            --
   Proceeds from notes payable                                --            --
                                                     -----------   -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      718,738      (177,861)
                                                     -----------   -----------

INCREASE (DECREASE) IN CASH                                7,050        18,445

Cash at beginning of period                               65,191           850
                                                     -----------   -----------

CASH AT END OF PERIOD                                $    72,241   $    19,265
                                                     ===========   ===========

                                  - CONTINUED -

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
            Nine months ended February 29, 2004 and February 28, 2003

                                   (UNAUDITED)

                                                     Nine months   Nine months
                                                        ended         ended
                                                     February 29,  February 28,
                                                         2004          2003
                                                     ------------  -----------
SUPPLEMENTAL DISCLOSURE OF
   INTEREST AND INCOME TAXES PAID
     Interest paid for the period                        $   80,000  $  64,654
                                                         ==========  =========
     Income taxes paid for the period                    $       --  $      --
                                                         ==========  =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES
     Common stock issued for retirement of debt          $1,176,653  $ 138,812
                                                         ==========  =========
     Common stock issued in payment of accrued interest  $  132,206  $  38,875
                                                         ==========  =========
     Equipment acquired for future services on barter    $       --  $  48,534
                                                         ==========  =========

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Phoenix International Industries, Inc. (Company) was incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name Hydrobac, Inc. On July 7, 1986, the Company's name was changed to ProBac, Inc. and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods the Company's primary business was in various types of products and systems for use in the environmental clean-up industry. On October 2, 1996, the Company's name was changed to Phoenix International Industries, Inc. From January 1996 through May 31, 1997, the Company sought acquisitions as it wound down and closed its original environmental clean-up business.

In May 2003, Phoenix International Industries Inc. changed the company's name to Epicus Communications Group, Inc. (Epicus Group). The name change was effected to better reflect the Company's business emphasis on the telecommunications sector and to better create consistent name branding with the Company's wholly-owned operating subsidiary, Epicus, Inc.

During Fiscal 2000, the Company acquired control of Telephone Company of Central Florida, Inc. (TCCF), an entity then operating under Chapter 11 of the United States Bankruptcy Court. As an integral component of TCCF's Plan of Reorganization, the Company recapitalized TCCF, effective on the effective date of TCCF's discharge from bankruptcy. On July 9, 1999, the U. S. Bankruptcy Court issued an Order of Confirmation related to TCCF's Plan of Reorganization and the Company recapitalized TCCF within ten days of the Confirmation Order. TCCF is a "competitive local exchange carrier ("CLEC") telephone company and a reseller of other telecommunications services. On January 17, 2001 the corporate name of TCCF was changed to Epicus, Inc. (Epicus).

On July 28, 2000, the Company acquired 100% of the stock of Moye & Associates, Inc. (Moye) of St. Simons Island, Georgia. Moye's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by management as being synergetic with the operations of TCCF. On July 19, 2001, the Company sold all operating assets of Moye to an unrelated party and, effectively, discontinued all operations within this subsidiary.

On April 9, 1998, the Company acquired 100% of the outstanding stock of Mic Mac Investments, Inc. (Mic Mac), a South Carolina corporation. Mic Mac at the time of acquisition was a long distance telephone service "reseller" specializing in services to the hospitality industry. All operations related to Mic Mac were discontinued by February 1999.


NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of May 31.

Management acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE B - PREPARATION OF FINANCIAL STATEMENTS - CONTINUED

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending May 31, 2004.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended May 31, 2003. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

These financial statements reflect the books and records of Epicus Communications Group, Inc., Epicus, Inc., Mic Mac, Inc. and Moye & Associates, Inc. for the six months ended November 30, 2003 and 2002, respectively. All significant intercompany transactions have been eliminated in consolidation. The consolidated entities are referred to as either Company or Epicus Group.

The Company conducted business activities in only one distinct business segment during Fiscal 2003 and 2002 and subsequent thereto.


NOTE C - GOING CONCERN UNCERTAINTY

The Company has experienced cumulative operating losses for the three-year period ended May 31, 2003 of approximately $15,600,000 and has used cumulative cash in operating activities for the same period of approximately $4,636,000. In a effort to control costs and better manage the Company's key operating subsidiary, Epicus, Inc., the Company discontinued all operations within Mic Mac and Moye during the year ended May 31, 2002 and sold or otherwise disposed of all operating assets of these subsidiaries.

The Company's liquidity has been sustained through the sale of equity securities, restricted and unrestricted, domestically and in international markets. Further, significant working capital advances have been made by members of management or by entities owned or controlled by members of management.

Management is of the opinion that Epicus became cash flow positive during the third quarter of Fiscal 2003 (year ending May 31, 2003). This event contributed significantly to the improvement of relations with the Company's vendors to relieve daily operational pressures and should continue to provide sufficient cash to support the Company's day-to-day liquidity requirements as well as retire outstanding debt and delinquent trade payables during future periods.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE C - GOING CONCERN UNCERTAINTY - CONTINUED

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Because of the Company's lack of positive cash flows, the Company's continuance is fully dependent either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. CASH AND CASH EQUIVALENTS

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2. ACCOUNTS RECEIVABLE

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States and are principally concentrated in the southeastern quadrant of the country. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3. PROPERTY AND EQUIPMENT

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally three to ten years, of the individual assets using the straight-line method. Gains and losses from the disposition of property and equipment are included in operations as incurred.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

4. INTANGIBLE ASSETS

     Monies paid for development of the trade name "Epicus", approximately $23,525, were capitalized as a component of Other Assets on the Company's consolidated balance sheet. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter. For each of the years ended May 31, 2003 and 2002 and the respective six month periods ended November 30, 2003 and 2002, no charges to operations were made for impairments in the future benefit of this trade name.

     Other intangible assets, where appropriate, are amortized over the estimated useful life of the underlying asset using the straight-line method.

5. REVENUE RECOGNITION

     Local telephone services for business and residential service are billed to the respective customer in advance at the initiation of each monthly billing cycle. Long distance telephone services are billed in arrears in the month following the provision of the service. All revenue for both local and long distance services are recognized at the respective date of billing.

     In the event of cancellation of service by a customer prior to the expiration of the completion of the monthly billing cycle results in a partial refund due to the customer. These reductions of revenue, due to cancellation of service, are recognized at the point of service termination and are recognized as a component of trade accounts payable until final settlement of the customer's account balance.

6. INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. At February 29, 2004 and February 28, 2003, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of February 29, 2004 and February 28, 2003, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

7. ADVERTISING COSTS

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

8. EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of February 29, 2004 and February 28, 2003, the Company's issued and outstanding, warrants, options and convertible debt are considered antidilutive due to the Company's net operating loss position.

9. EMPLOYEE STOCK OPTIONS

     The Company has adopted the policy of fair value based accounting for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123.


NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


NOTE F - CONCENTRATIONS OF CREDIT RISK

The Company and its Epicus subsidiary maintain their respective cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company and its subsidiaries are entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the nine months ended February 29, 2004 and February 28, 2003, respectively, and for each of the years ended May 31, 2003 and 2002, respectively, the companies had deposits in financial institutions at various times for varying lengths of time with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses to date as a result of any of these unsecured situations.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE G - BUSINESS COMBINATIONS

On July 28, 2000, in accordance with an Agreement and Plan of Share Exchange, the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as TheBest.Net (Moye). The Company exchanged an aggregate 600,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding stock of Moye. The transaction was accounted for using the purchase method of accounting. Goodwill is normally recorded when the purchase price exceeds the fair value of the net assets and liabilities acquired. Management reviewed the prospects of recovery of goodwill that was recorded on the date of purchase and determined that the goodwill was 100% impaired based on the Letter of Intent to sell Moye & Associates (see below). The excess of the fair value of the liabilities assumed over the fair value of the assets acquired (negative book value) was not recorded as negative Goodwill.

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Moye. The buyer paid $133.33 for each existing"dial-up" and "domain hosting client". It was estimated that there were between approximately 1,500 and 2,700 active fee-for-service clients on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 into an interest bearing account at the date of signing. As of May 31, 2002, all amounts due under this sale of assets contract had been satisfied.

During Fiscal 2003, the Company issued approximately 500,000 shares of restricted, unregistered common stock to Tully Moye in complete settlement of all remaining obligations related to the acquisition and disposition of Moye & Associates, Inc. (dba TheBest.Net).


NOTE H - RESTRICTED CASH

As collateral for a standby letter of credit securing telephone service provided by BellSouth Corp., the Company has placed on deposit with the financial institution issuing the standby letter of credit approximately $201,000 in an interest bearing certificate of deposit. Any interest earnings in excess of the required balance to collateralize the standby letter of credit may be transferred to the Company's operating account at the discretion of management.

During the quarter ended February 29, 2004, management redeemed the amounts on deposit and transferred the funds directly to BellSouth Corp. in lieu of maintaining the standby letter of credit. As of February 29, 2004, the Company has approximately $522,000 on deposit with BellSouth Corp.


NOTE I - ADVANCES DUE FROM OFFICER

In a prior year, the Company advanced approximately $15,000 to a corporate officer. This amount is non-interest bearing and is unsecured. The advance is repayable upon demand and may, at the officer's discretion, be used to offset accrued, but unpaid, compensation. As of February 29, 2004, the Company has accrued approximately $779,800 in compensation due, but unpaid, to this officer.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE J - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of February 29, 2004 and February 28, 2003, respectively:

                                               February 29,     February 28,
                                                  2004             2003       Estimated life
                                               ------------     ------------  --------------

         Computer equipment                     $415,764         $364,745        5 years
         Office furniture and fixtures            45,702           38,723       7-10 years
         Software and system programming         145,039          145,039        5 years
                                                --------         --------
                                                 606,505          548,507
         Less accumulated depreciation          (373,886)        (261,505)
                                                --------         --------

         Net property and equipment             $232,619         $287,002
                                                ========         ========

Depreciation expense for the nine months ended February 29, 2004 and February 28, 2003 was approximately $82,847 and $75,489, respectively.


NOTE K - ACCRUED OFFICER COMPENSATION

As of February 29, 2004 and February 28, 2003, respectively, the Company has accrued a cumulative amount of approximately $2,737,269 and $2,384,073, respectively, for earned, but unpaid, compensation to it's Chief Executive Officer and Chief Operating Officer, at a rate of approximately at the rate of approximately $20,833 and $8,600 per month respectively.


NOTE L - NOTES PAYABLE TO BANKS AND OTHERS

Notes payable to banks and others at February 29, 2004 and February 28, 2003 are as follows:

                                                                                  February 29, February 28,
                                                                                     2004         2003
                                                                                   ----------   ---------
$750,000 note payable to a foreign corporation. Interest at 13.0% Accrued interest payable quarterly. Final maturity due in June 2003 and automatically renewable for one-year periods upon written notice by the Company prior to the maturity date. Collateralized by 3,000,000 shares of restricted,
   unregistered common stock of the Company                                        $  750,000   $  750,000

$400,000 note payable to creditor trust fund. Interest at 8.0%. Payable in quarterly installments of $25,000 plus accrued interest. Final maturity in
   April 2004. In the event the Company fails to make any scheduled quarterly payment, the Creditors' Trust is entitled to an immediate entry of judgment for any remaining amounts due upon the filing of an Affidavit of Non-Payment
   by the Creditors' Trust                                                            350,000      350,000

$150,000 note payable to an individual. Principal and unpaid interest due
   upon demand.  Unsecured                                                            111,000      111,000

$97,878 note payable to an unrelated entity.  Non-interest bearing
   Unsecured.  Due upon demand                                                         97,878       97,878

$100,000 note payable to former employee pursuant to an employment agreement for advances made by former owner of an acquired subsidiary.  Non-interest bearing. Paid in May 2003 with the issuance of 500,000 shares
   of restricted, unregistered common stock                                                --       54,215
                                                                                   ----------   ----------

   Total notes payable to banks and others                                         $1,308,878   $1,363,093
                                                                                   ==========   ==========

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE M - LONG-TERM DEBT

Long-term debt consists of the following at February 29, 2004 and February 28, 2003, respectively:

                                                                                 February 29,    November 30,
                                                                                     2004           2002
                                                                                 ------------    ------------

Unsecured advances made by the Company's Chief Executive Officer and/or entities controlled by either Company officers and/or individuals related to the
   Company's Chief Executive Officer. Interest at 6.25%. Due upon demand
   Unsecured                                                                       $528,617       $1,269,668
                                                                                   ========       ==========


NOTE N - CONVERTIBLE DEBENTURES

On September 28, 2001, a consortium of four (4) separate investment entities under common management purchased 12% convertible debentures from the Company and were issued the right to receive warrants to purchase an aggregate of 3,500,000 shares of common stock from the Company in a future private placement transaction.

As of February 29, 2004, the Company has issued and outstanding approximately $746,269 in 12.0% convertible debentures (Debentures). Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such Debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at the Company's option, in either cash or restricted, unregistered common stock. The Debentures must be prepaid if an event of default occurs under the Debentures and at the Company's option may be prepaid within thirty days of the original issue date of the Debentures. Management is of the opinion that the Company has sufficient authorized common shares to cover the conversions. In the event that the Company does not have adequate authorized and unissued shares of common stock to effect the maximum shares needed to effect the conversion, the Company may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the Debenture documents and could result in the acceleration of all amounts due under the Debentures.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

On May 1, 2003, the Company and the Debenture Holders entered into a Debenture Redemption Agreement (Redemption Agreement). The Redemption Agreement sets forth the following terms and conditions related to the Debentures on an ongoing basis:

         4. Redemption Schedule; Payment of Net Redemption Amount: The Company shall pay the Net Redemption Price to the Debenture Holders in monthly installments in the amount of $40,000 (the "Monthly Redemption Payment"), with the first installment thereof due on July 1, 2003 and subsequent installments thereof due on the first business day of each succeeding month (each, a "Payment Date") until the Net Redemption Amount has been paid in full. The Company shall pay the Debenture Holders by wire transfer of immediately available funds pursuant to the Debenture Holders' written instructions. The Monthly Redemption Payment shall be applied with respect to the Debenture Holders in the following order: (I) Accrued Interest, (ii) Redemption Premium, and (iii) outstanding principal balance of the Owned Debentures.

         5. Prohibited Conversions: The Debenture Holders shall not convert the Owned Debentures into shares of the Company's common stock, par value $0.001 per share (the "Shares") during the period commencing on the date hereof and ending on June 30, 2003 (the "Prohibited Period").

         6. Permitted Conversions: Following the Prohibited Period, the Debenture Holders shall be permitted to convert its Owned Debentures, to the extent such Owned Debentures have not been previously redeemed hereunder, into Shares in accordance with the terms and subject to the conditions of the Owned Debentures, subject to the following restrictions:

                  4. If the last reported sale price of the Shares on the Over-the-Counter Bulletin Board as reported by Bloomberg (the "Price") is less than $.10 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 300,000 Shares every thirty (30) days during the period in which the Price remains less than $.10 per Share,

                  5. If the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 500,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.10 per Share but is less than $.20 per Share,

                  6. If the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, then the Debenture Holders shall have the right to convert their Owned Debentures into not more than an aggregate of 750,000 Shares every thirty (30) days during the period that the Price is equal to or exceeds $.20 per Share but is less than $.30 per Share, and

                  7. If the Price is equal to or exceeds $.30 per Share, then the Debenture Holders shall not be restricted by the Company hereunder with respect to the number of Shares into which the Debentures may be converted during the period that the Price is equal to or exceeds $.30 per Share, provided, however, that if the Company fails to (I) make the Monthly Redemption Payment pursuant to Section 2 hereof within five (5) business days following the Payment Date or (ii) pay any delinquent amounts that are due and owing under this Agreement, then the foregoing restrictions on the Debenture Holders' right to convert their Owned Debentures into Shares shall be suspended until the first day of the next month following the date that the Monthly Redemption Payment is received in full by the Debenture Holders.

         7. Issuance of Additional Shares: The Company shall issue and deliver to the Debenture Holders shares of common stock representing, in the aggregate, one percent (1%) of the outstanding shares of the Company on the earlier to occur of:
                  (I) the date of full conversion by the Debenture Holders of all of the Owned Debentures and (ii) the date of payment by the Company of the total Aggregate Redemption Price (collectively, the "Additional Shares").

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - CONVERTIBLE DEBENTURES - CONTINUED

         8. Interest: Interest on the outstanding balance of the Owned Debentures shall continue to accrue following the date hereof as specified in the respective Owned Debenture and shall be payable in cash or Shares in accordance with the terms thereof.

         9. Effectiveness of the Registration Statement: The Company shall take all necessary actions, including the preparing and filing of one or more registration statements of the Company and any amendments or supplements thereto (the "Registration Statement") required under the Securities Act of 1933, as amended, and the rules and regulation thereunder, to cause the Shares issuable upon conversion of the Owned Debentures to be registered for resale pursuant to an effective Registration Statement. If (I) the Company fails to respond to all comments made by the Securities and Exchange Commission (the "SEC") in connection with the Registration Statement within ten (10) business days of receipt from the SEC or (ii) the SEC has not declared the Registration Statement effective on or before July 10, 2003, then the Company shall immediately pay to each Debenture Holders an amount equal to five percent (5%) of the sum of (a) the outstanding balance of the Debenture Holders's Owned Debentures, (b) accrued interest on the Debenture Holders's Owned Debentures and(C)) a premium equal to thirty percent (30%) of the sum of (a) and (b) (the "Registration Penalty"). The Registration Penalty shall be payable either in cash or Shares, the number of which shall be based on the conversion price set forth in the Owned Debentures, at each Debenture Holders's option. If a Debenture Holders elects to receive the Registration Penalty in cash, then the full amount of the Registration Penalty shall be paid to such Debenture Holders by wire transfer of immediately available funds in accordance with the instructions set forth on attached
                  Schedule II.

         10. Effect of Breach: In the event of a breach by the Company of any of the provisions of this Agreement, either by a failure to timely make any payment or failure to effect any conversion by the Debenture Holders or otherwise, in addition to any other remedies available to the Debenture Holders in law or equity with respect to such breach, the applicable discount to the market price of the Owned Debentures shall permanently be amended from fifty percent (50%) to seventy-five percent (75%).

In conjunction with the issuance of the convertible debentures, the debentures were issued with an equivalent per share value of common stock below the ending quoted market price of the Company's common stock on the issue date. This difference created a Beneficial Conversion Feature Discount of approximately $300,000. This discount was then amortized over the unexpired time period between the date of issue of the eligible shares and the maturity date of the underlying debentures. Approximately $141,177 and $158,823 was amortized to operations during the years ended May 31, 2003 and 2002, respectively.


NOTE O - INCOME TAXES

The components of income tax (benefit) expense for the nine months ended February 29, 2004 and February 28, 2003, respectively, are as follows:

                                        February 29,       February 28,
                                            2004              2003
                                        ------------       ------------
       Federal:
         Current                           $    --           $    --
         Deferred                               --                --
                                           -------           -------
                                                --                --
                                           -------           -------
       State:
         Current                                --                --
         Deferred                               --                --
                                           -------           -------
                                                --                --
                                           -------           -------
         Total                             $    --           $    --
                                            ======            ======

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE O - INCOME TAXES - CONTINUED

As of May 31, 2003, the Company has a net operating loss carryforward of approximately $12,688,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2006. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the nine months ended February 29, 2004 and February 28, 2003, respectively, are as follows:

                                                      February 29, February 28,
                                                          2004        2003
                                                       ----------   ---------

Statutory rate applied to loss before income taxes     $(514,000)   $ 85,000
 Increase (decrease) in income taxes resulting from:
     State income taxes                                       --          --
     Other, including reserve for deferred tax asset     514,000     (85,000)
                                                       ---------    --------

       Income tax expense                              $      --    $     --
                                                       =========    ========

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and accrued, but unpaid, accruals for officer compensation and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of February 29, 2004 and February 28, 2003, respectively:

                                             February 29,      February 28,
                                                 2004              2003
                                             ------------      ------------
       Deferred tax assets
         Net operating loss carryforwards    $4,380,000        $5,195,000
         Less valuation allowance            (4,380,000)       (5,195,000)
                                             ----------        ----------

       Net Deferred Tax Asset                $       --        $       --
                                             ==========        ==========

During the nine months ended February 29, 2004 and February 28, 2003, respectively, the valuation allowance increased by approximately $68,000 and $-0-.


NOTE P - PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of up to 5,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. There are no shares of Preferred Stock issued and outstanding at either February 29, 2004 and February 28, 2003, respectively.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE P - PREFERRED STOCK - CONTINUED

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.


NOTE Q - COMMON STOCK TRANSACTIONS

On February 3, 2004, at the Annual Meeting of the Company Shareholders, an action was approved to increase the authorized number of shares of common stock to be issued from 200,000,000 to 800,000,000. This action has been registered as an amendment to the Company's Articles of Incorporation and is reflected in the accompanying financial statements as of the first day of the first period presented.

On June 10, 2002, the Company issued an aggregate 150,000 (50,000 each) shares of restricted, unregistered common stock to three unrelated individuals as payment for various business and financial consulting services. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $3,000 was charged to operations.

On July 29, 2002, the Company issued 100,000 shares of restricted, unregistered common stock to an employee of Epicus, Inc. as payment of a retirement bonus. This transaction was valued on the respective transaction date at the discounted closing quoted market price of the Company's common stock. As a result of this transaction, approximately $2,000 was charged to operations.

During the period from September 25, 2002 through November 13, 2002, the Company issued an aggregate 3,104,832 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 1,375,000 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

On February 2, 2003, the Company issued an aggregate 1,800,000 shares (200,000 shares each) of restricted, unregistered common stock nine (9) separate employees of Epicus, Inc. for performance bonuses. Further, the Company issued 1,000,000 shares of restricted, unregistered common stock to the Chief Information Officer of Epicus, Inc. as a performance bonus. These aggregate transactions were valued on the respective transaction date at approximately the closing quoted market price of the Company's common stock. As a result of this transaction, approximately $56,000 was charged to operations.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - COMMON STOCK TRANSACTIONS - CONTINUED

On February 20, 2003 and April 15, 2003, the Company, in separate transactions, issued 500,000 and 972,222 shares of restricted, unregistered common stock, respectively, to an unrelated corporation for business and financial consulting services. This transaction was valued on the transaction date at approximately the closing quoted market price of the Company's common stock. As a result of these transactions, approximately $42,083 was charged to operations.

During the period from September 25, 2002 through February 28, 2003, the Company issued an aggregate 17,384,592 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. Additionally, the Company issued 3,375,000 shares in payment of accrued interest on these debentures. These transactions were valued pursuant to the debenture terms.

On March 7, 2003, the Company issued an aggregate 300,000 (100,000 each) shares of common stock previously registered on Form S-8 to the three individuals receiving common stock in the June 10, 2002 transaction listed above. As a result of this transaction, approximately $6,300 was charged to operations.

During the period from March 14, 2003 through April 11, 2003, the Company issued an aggregate 11,003,034 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. These transactions were valued pursuant to the debenture terms.

During the period from July 10, 2003 through August 15, 2003, the Company issued an aggregate 1,800,000 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. These transactions were valued pursuant to the debenture terms. In situations where the conversion price, per the debenture terms, was less than the discounted closing price of the Company's common stock on the NASDAQ Electronic Bulletin Board on the date of each respective transaction, the Company recognized a non-cash charge to operations. The Company recognized a non-cash charge of approximately $12,750 for the differential between the "fair value" of these securities sold and the contractual exchange price.

During the period from June 24, 2003 through August 8, 2003, the Company sold an aggregate 12,000,000 shares of common stock pursuant to Regulation S of the Securities Act of 1933 for gross proceeds of approximately $568,000. No underwriter was used in connection with the sale of these securities.

On July 14, 2003, the Company issued approximately 1,000,000 shares of restricted, unregistered common stock to an unrelated entity providing consulting and telemarketing services to the Company's wholly-owned subsidiary, Epicus, Inc. This transaction was valued at approximately $45,000, which was equal to or in excess of the discounted closing price of the Company's common stock on the NASDAQ Electronic Bulletin Board on the date of each respective transaction. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

On July 11, 2003, the Company issued approximately 680,000 shares of common stock previously registered pursuant to a Registration Statement on Form S-8 for legal services. These transactions were valued at approximately $64,600, which was equal to the quoted closing price of the Company's securities on the NASDAQ Electronic Bulletin Board.

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - COMMON STOCK TRANSACTIONS - CONTINUED

During the period from September 10, 2003 through November 14, 2003, the Company issued an aggregate 8,978,902 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. These transactions were valued pursuant to the debenture terms. In situations where the conversion price, per the debenture terms, was less than the discounted closing price of the Company's common stock on the NASDAQ Electronic Bulletin Board on the date of each respective transaction, the Company recognized a non-cash charge to operations. The Company recognized a cumulative non-cash charge of approximately $51,473 for the differential between the "fair value" of these securities sold and the contractual exchange price.

During the period from December 12, 2003 through February 27, 2004, the Company issued an aggregate 15,173,478 shares of common stock to the respective Debenture Holders as a result of the exercise of the conversion of outstanding 12% debentures. These transactions were valued pursuant to the debenture terms. In situations where the conversion price, per the debenture terms, was less than the discounted closing price of the Company's common stock on the NASDAQ Electronic Bulletin Board on the date of each respective transaction, the Company recognized a non-cash charge to operations. The Company recognized a cumulative non-cash charge of approximately $79,254 for the differential between the "fair value" of these securities sold and the contractual exchange price.

During January 2004, the Company's Board of Directors approved the issuance of an aggregate 62,500,000 shares of restricted, unregistered common stock to Gerard Haryman, the Company's Chairman, in repayment of approximately $1,000,000 in unsecured debt. Through February 29, 2004, the Company has issued 50,000,000 of the approved shares in retirement of $800,000 in debt. The per share exchange price was equal to or in excess of the discounted closing price of the Company's common stock on the NASDAQ Electronic Bulletin Board on the date of the transaction. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.


NOTE R - STOCK WARRANTS

On September 28, 2001, in conjunction with the sale of an aggregate of $700,000 of 12% convertible debentures, the Company issued the right to receive warrants to purchase an aggregate 3,500,000 shares of common stock at a price to be determined at the time of the warrant(s) issue. As of May 31, 2003, and subsequent thereto, the Company has not issued any warrants.


NOTE S - STOCK OPTIONS

On May 31, 1998, the Company's Board of Directors adopted a Stock Option Plan far its employees, directors and consultants. On April 24, 2001, the Company filed a Registration Statement under the Securities Act of 1933 on Form S-8 to register 5,000,000 underlying shares of the stock option plan.


                (Remainder of this page left blank intentionally)

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE S - STOCK OPTIONS - CONTINUED

The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company. The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. Shares of Common Stock delivered in payment in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. By acceptance of an Award, the Award is a special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary.

Employees of the Company who have been granted options are authorized by the Committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. Through May 31, 2003, options to purchase a cumulative 4,296,277 shares of common stock of the 5,000,000 shares authorized in the Plan have been granted and concurrently exercised. As of May 31, 2003, there are no granted and outstanding options.


NOTE T - COMMITMENTS AND CONTINGENCIES

LEASED FACILITIES

The Company leases its corporate offices from an entity owned by the Company's President and Chief Executive Officer. The lease, which provides for annual rentals of approximately $42,400. Rent expense for the six months ended November 30, 2003 and 2002 was approximately $21,200, respectively.

The Company's operating subsidiary, Epicus, has entered into sublease agreement for office space in Lake Mary, Florida. The lease expires September 24, 2004 and requires monthly rental payments of approximately $11,500 per month for the first 12 months of the sublease term and $11,845 for the remainder of the term. Epicus also has a first right of refusal to acquire additional space contiguous to the new space. Further, the Company has an option to acquire certain office furnishings left in the space by the former tenant at a bargain price if said option is exercised by December 31, 2003. Future payments under this sublease are as follows: year ending December 31, 2003 - approximately $138,000; year ending December 31, 2004 - approximately $106,600.

The Company is in negotiations for new long-term office space for the Epicus subsidiary and anticipates replacing the above discussed sublease agreement upon it's expiration in September 2004.

                (Remainder of this page left blank intentionally)

               EPICUS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
       (formerly Phoenix International Industries, Inc. and Subsidiaries)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE T - COMMITMENTS AND CONTINGENCIES - CONTINUED

LITIGATION

Epicus, Inc. (Epicus) has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. The Company believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against Epicus in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, Epicus agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 was payable on October 15, 2002. While the scheduled payment(s) have not been demanded by Sprint, as of the date of this filing, Management of the Company intends to enter negotiations to renew and/or restructure the payment agreement in order to mitigate any potentially negative effect on the Company's cash flow while satisfying this obligation.

A suit has been filed against Epicus in the Supreme Court of British Columbia in Vancouver, Canada by EXL Information Corporation, a Canadian corporation, in the amount of $184,761 for alleged breach of contract regarding a licensing fee for the use of their billing software. Epicus used the software for a short period of time and found that, contrary to the vendor's representations, it did not meet our specific needs and therefore stopped payment. EXL Information Corporation is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

In June 2002, AT&T Corporation filed a lawsuit against Epicus Group in the amount of $480,796 alleging non-payment of charges. Epicus Group has consistently denied responsibility for the charges and negotiations have been ongoing in an attempt to resolve this dispute. The matter has gone to mediation and a verbal agreement for a settlement in the amount of $120,000 has been reached.

During the quarter ended February 29, 2004, there has been no significant change in any of the above listed litigation, except as noted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Epicus Communication's articles of incorporation provide that to the fullest extent permitted by law, no director or officer of Epicus Communications shall be personally liable to Epicus Communications or its stockholders for damages for breach of any duty owed to Epicus Communications or its stockholders and that Epicus Communications may, in its by-laws or in any resolution of its stockholders or directors, undertake to indemnify the officers and directors of Epicus Communications against any contingency or peril as may be determined to be in the best interests of Epicus Communications, and in conjunction therewith, to procure, at Epicus Communications' expense, policies of insurance. Florida law, under which Epicus Communications is incorporated, allows a corporation to indemnify its directors and officers if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Epicus Communications maintains a director and officer liability insurance policy covering each of Epicus Communication' directors and executive officers.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We estimate that our expenses in connection with this registration statement will be as follows:

-------------------------------------------------------- --------------------
Securities and Exchange Commission registration fee            $439.34
-------------------------------------------------------- --------------------
Legal fees and expenses                                           *
-------------------------------------------------------- --------------------
Accounting fees and expenses                                      *
-------------------------------------------------------- --------------------
Printing                                                          *
-------------------------------------------------------- --------------------
Miscellaneous                                                     *
-------------------------------------------------------- --------------------
TOTAL                                                             *
-------------------------------------------------------- --------------------

*- To be filed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years, Epicus Communications sold the securities listed below in unregistered transactions. Each of the sale was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended, and in Regulation S relating to securities offered outside of the United States. None of the foregoing transactions involved a distribution or public offering.

------------------------------- ----------------- -------------- ---------------
                                                  OFFERING
NAME                            #OF SHARES        PRICE          DATE SOLD
------------------------------- ----------------- -------------- ---------------
NIR Group                       150,000(9)        $9,150         Oct. 8, 2001
------------------------------- ----------------- -------------- ---------------
Tully Moye                      1,700,000(11)     $103,700       Oct. 8, 2001
------------------------------- ----------------- -------------- ---------------
Frank Scott                     300,000(11)       $18,300        Oct. 8, 2001
------------------------------- ----------------- -------------- ---------------
Huntleigh Securities Corp.      2,000,000(1)      $80,000        Jan. 29, 2002
------------------------------- ----------------- -------------- ---------------
Kenneth Van Landingham          50,000(13)        $2,000         Jan. 29, 2002
------------------------------- ----------------- -------------- ---------------
Jerome Roger Schaffer           50,000(13)        $2,000         Jan. 29, 2002
------------------------------- ----------------- -------------- ---------------
Joel David Schaffer             50,000(13)        $2,000         Jan. 29, 2002
------------------------------- ----------------- -------------- ---------------
Salvatorre Albicoco             1,000,000(12)     $100,000       Jan. 29, 2002
------------------------------- ----------------- -------------- ---------------
Barbara Gingold                 100,000(3)        $2,000         July 29, 2002
------------------------------- ----------------- -------------- ---------------
Mark Richards                   1,000,000(3)      $28,000        Sept.19, 2002
------------------------------- ----------------- -------------- ---------------
Paul Hazlett                    200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Tammy Aziz                      200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Angela Lee                      200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Eric Fink                       200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Michael Townes                  200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Ginny Bohrer                    200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
John Wind                       200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Robin Gennell                   200,000(3)        $4,000         Feb. 04, 2003
------------------------------- ----------------- -------------- ---------------
Maximum Ventures, Inc.          500,000(14)       $10,000        Feb. 20, 2003
------------------------------- ----------------- -------------- ---------------
Maximum Ventures, Inc.          972,222(14)       $19,444        Apr. 15, 2003
------------------------------- ----------------- -------------- ---------------
Lewis Van Stillman, Esq.        180,000(14)       $16,200        June 11, 2003
------------------------------- ----------------- -------------- ---------------
Huntleigh Securities Corp.      5,000,000(1)      $400,000       June 18, 2003
------------------------------- ----------------- -------------- ---------------
Robert Schatzman, Esq.          300,000(14)       $36,000        July 7, 2003
------------------------------- ----------------- -------------- ---------------
Lewis Van Stillman, Esq         320,000(14)       $38,400        July 7, 2003
------------------------------- ----------------- -------------- ---------------
Huntleigh Securities Corp.      2,000,000(1)      $240,000       July 7, 2003
------------------------------- ----------------- -------------- ---------------
Vstar, Inc.                     1,000,000(14)     $120,000       July 7, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          250,000(15)       $27,500        July 8, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               250,000(15)       $27,500        July 8, 2003
------------------------------- ----------------- -------------- ---------------
Huntleigh Securities Corp.      2,000,000(1)      $180,000       July 14, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          150,000(15)       $6,750         August 5, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               150,000  (15)     $6,750         August 5, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          500,000  (15)     $20,000        August 20, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               500,000  (15)     $20,000        August 20, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          500,000  (15)     $20,000        Sept. 10, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               500,000  (15)     $20,000        Sept. 10, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          539,062  (15)     $13,477        Sept. 23, 2003
Partners
------------------------------- ----------------- -------------- ---------------

------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               539,062  (15)     $13,477        Sept. 23, 2003
------------------------------- ----------------- -------------- ---------------
Hope Hill Equity Holdings       100,000  (14)     $6,000         October 8, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          663,462  (15)     $16,587        October 8, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               663,462  (15)     $16,587        October 8, 2003
------------------------------- ----------------- -------------- ---------------
Maximum Ventures, Inc.          500,000  (14)     $30,000        Oct. 9, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          595,238  (15)     $14,881        Oct. 17, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               595,238  (15)     $14,881        Oct. 17, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          600,000  (15)     $15,000        Oct. 27, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               600,000  (15)     $15,000        Oct. 27, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          724,637  (15)     $14,493        Nov. 14, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               724,637  (15)     $14,493        Nov. 14, 2003
------------------------------- ----------------- -------------- ---------------
Gerard Haryman                  50,000,000 (4)    $800,000       Nov. 25. 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          867,052  (15)     $13,006        Nov. 26, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               867,052  (15)     $13,006        Nov. 26, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          882,353  (15)     $13,235        Dec. 12, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               882,353  (15)     $13,235        Dec. 12, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,282,051(15)     $12,821        Dec. 29, 2003
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,282,051(15)     $12,821        Dec. 29, 2003
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,250,000(15)     $12,500        Jan. 9, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,250,000(15)     $12,500        Jan. 9, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,111,111(15)     $16,667        Jan. 27, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,111,111(15)     $16,667        Jan. 27, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,020,408(15)     $15,306        Feb. 10, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,020,408(15)     $15,306        Feb. 10, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,020,408(15)     $15,306        Feb. 17, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,020,408(15)     $15,306        Feb. 17, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,020,408(15)     $15,306        Feb. 20, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,020,408(15)     $15,306        Feb. 20, 2004
------------------------------- ----------------- -------------- ---------------
Marc Sporn                      9,000,000(14)     $270,000       March 1, 2004
------------------------------- ----------------- -------------- ---------------
Thomas Madden                   330,500  (14)     $9,915         March 1, 2004
------------------------------- ----------------- -------------- ---------------
Manny Schulman                  18,000,000(14)    $540,000       March 1, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,048,364(15)     $15,635        March 9, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,048,364(15)     $15,635        March 9, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,048,364(15)     $10,484        March 23, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,048,364(15)     $10,484        March 23, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,095,166(15)     $10.952        April 2, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,095,166(15)     $10,952        April 2, 2004
------------------------------- ----------------- -------------- ---------------
Jeffrey Rinde, Esq.             3,500,000(17)     $105,000       April 2, 2004
------------------------------- ----------------- -------------- ---------------

------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,115,07 (15)     $11,151        April 12, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,115,078(15)     $11,151        April 12, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,146,342(15)     $11,463        April 15, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,146,342(15)     $11,463        April 15, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,226,586(15)     $12,266        April 20, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,226,586(15)     $12,266        April 20, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          1,226,586(15)     $12,266        April 28, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               1,226,586(15)     $12,266        April 28, 2004
------------------------------- ----------------- -------------- ---------------
Huntleigh Securities Corp       5,000,000(1)      $70,000        April 28, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          2,061,856(15)     $10,309        May 6, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               2,061,856(15)     $10,309        May 6, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          2,061,856(15)     $10,309        May 12, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               2,061,856(15)     $10,309        May 12, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          2,290,952(15)     $11,455        May 18, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               2,290,952(15)     $11,455        May 18, 2004
------------------------------- ----------------- -------------- ---------------
Thomas Donaldson                2,750,000(16)     $27,500        May 25, 2004
------------------------------- ----------------- -------------- ---------------
New Millennium Capital          2,290,952(15)     $11,455        May 25, 2004
Partners
------------------------------- ----------------- -------------- ---------------
AJW Partners, LLC               2,290,952(15)     $11,455        May 25, 2004
------------------------------- ----------------- -------------- ---------------


(1) Regulation "S" stock issued to Brokerage Firms located in Germany for resale in Europe.
(2) This stock was issued in relation to the purchase of Cambridge Gas Transport Corporation and was subsequently returned to the company when the purchase was rescinded.
(3)   Issued in lieu of cash bonus.
(4) Issued to President of company in partial repayment of his loans to the Company.
(5)   Issued as collateral on note for $750,000.
(6) Issued as signing bonus to President and Vice President of Epicus subsidiary.
(7)   Issued as collateral for loans to company in the amount of $472,600.
(8)   Issued as payment for publishing consultant services.
(9)   Issued in connection with consulting contract for convertible debenture.
(10)  Issued as part of negotiated settlement agreement in TCCF v/s Brauser.
(11) Issued as part of share exchange agreement in purchase of Moye & Associates, Inc.
(12)  Issued as collateral on note for $150,000.
(13)  Issued as payment for marketing services
(14)  Issued as payment for business consulting services
(15) Payment on convertible debenture (discounted 50% of average lowest 3 bid prices for previous 20 days)
(16)  Payment against accrued compensation.
(17)  Payment for professional services.

ITEM 27.  EXHIBITS.

      The following exhibits are filed as part of this registration statement Exhibit numbers correspond to the exhibit requirements of Regulation S-B.


EXHIBIT #                       DESCRIPTION

  3.1       Articles of Incorporation (1)
  3.2       Amendments to Articles of Incorporation (1)
  3.3       By-Laws (1)
  4.1       2004 Stock Incentive Plan (3)
  4.2       Form of Warrant Agreement
  4.3       Form of 8% Callable Secured Convertible Note
  5.1       Opinion of Counsel re: Legality of Shares
  10.1      Debenture Redemption Agreement (2)
  10.2      Management Consulting and Advertising Agreement, dated
            as of February 13, 2004 by and between Epicus
            Communications Group, Inc. and Eastern Consulting
            Corp., together with Addendum 1 thereto (3)
  10.3      Consulting Agreement, dated as of February 18, 2004,
            by and between Epicus Communications Group, Inc. and
            Manny Shulman (3)
  10.4      Employment Agreement dated February 27, 2004 between
            Epicus Communications Group, Inc. and Gerard Haryman
  10.5      Employment Agreement dated February 27, 2004 between
            Epicus Communications Group, Inc. and Thomas N.
            Donaldson
  10.6      Securities Purchase Agreement
  23.1      Consent of Independent auditors.
  24        Power of Attorney (contained on signature page)

  (1) Filed as Exhibit to Form 10-KSB for the fiscal year ended May 31, 1995 filed on April 8, 1998.
  (2)  Filed as Exhibit 9.1 to Form 8-K dated May 7, 2003
  (3)  Filed as Exhibit to Form S-8 filed on February 27, 2004


ITEM 28.  UNDERTAKINGS.

The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Palm Beach, State of Florida on July 15, 2004.


                                       EPICUS COMMUNICATIONS GROUP, INC.


                                       By: /s/ Gerard Haryman
                                           ------------------
                                       Gerard Haryman
                                       President, Chief Executive Officer,
                                       Acting Chief Financial Officer, Chairman
                                       Of the Board of Directors, and Director


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Gerard Haryman          President, Chief Executive Officer,   July 15, 2004
------------------          Acting Chief Financial Officer,
Gerard Haryman              Chairman of the Board of Directors,
                            and Director


/s/ Thomas Donaldson        Vice President, Chief Operating       July 15, 2004
--------------------        Officer and Director
Thomas Donaldson


                            Director                              July 15, 2004
------------------
Timothy Palmer

                                  EXHIBIT INDEX


EXHIBIT #                       DESCRIPTION

  3.1       Articles of Incorporation (1)
  3.2       Amendments to Articles of Incorporation (1)
  3.3       By-Laws (1)
  4.1       2004 Stock Incentive Plan (3)
  4.2       Form of Warrant Agreement
  4.3       Form of 8% Callable Secured Convertible Note
  5.1       Opinion of Counsel re: Legality of Shares
  10.1      Debenture Redemption Agreement (2)
  10.2      Management Consulting and Advertising Agreement, dated
            as of February 13, 2004 by and between Epicus
            Communications Group, Inc. and Eastern Consulting
            Corp., together with Addendum 1 thereto (3)
  10.3      Consulting Agreement, dated as of February 18, 2004,
            by and between Epicus Communications Group, Inc. and
            Manny Shulman (3)
  10.4      Employment Agreement dated February 27, 2004 between
            Epicus Communications Group, Inc. and Gerard Haryman
  10.5      Employment Agreement dated February 27, 2004 between
            Epicus Communications Group, Inc. and Thomas N.
            Donaldson
  10.6      Securities Purchase Agreement
  23.1      Consent of Independent auditors.
  24        Power of Attorney (contained on signature page)

  (1) Filed as Exhibit to Form 10-KSB for the fiscal year ended May 31, 1995 filed on April 8, 1998.
  (2)  Filed as Exhibit 9.1 to Form 8-K dated May 7, 2003
  (3)  Filed as Exhibit to Form S-8 filed on February 27, 2004